UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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The Children’s Place Retail Stores, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 5, 2013

Dear Fellow Stockholder:

You are cordially invited to attend our Annual Meeting of Stockholders on Thursday, May 30, 2013, at 8:30 a.m. at the Tarrytown House Estate and Conference Center, 49 East Sunnyside Lane, Tarrytown, New York.

At the Annual Meeting, we will ask you to elect the Class I members of the Board of Directors, to ratify the selection of the independent registered public accounting firm, and to hold an advisory vote concerning named executive officer compensation. We will also update you on the Company’s progress during the past year and answer your questions.

This booklet includes the Notice of Annual Meeting and Proxy Statement. The Proxy Statement describes the business we will conduct at the Annual Meeting and provides information about the Company that you should consider when you vote your shares.

It is important that your stock be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting in person, we hope that you will vote on the matters to be considered. You may vote your proxy via the internet, by telephone, or by mail by signing, dating and returning your proxy card in the envelope provided.

Very truly yours,

Norman Matthews
Chairman of the Board

April 5, 2013

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2013 Annual Meeting of Stockholders of The Children’s Place Retail Stores, Inc. will be held at the Tarrytown House Estate and Conference Center, 49 East Sunnyside Lane, Tarrytown, New York, on Thursday, May 30, 2013, at 8:30 a.m., for the following purposes:

1.	To elect three Class I members of the Board of Directors to serve for a three-year term;

2.	To ratify the selection of BDO USA, LLP, as the Company’s independent registered public accounting firm for fiscal 2013;

3.	To conduct an advisory vote to approve the compensation of the Company’s named executive officers (“Say on Pay”); and

4.	To consider and act upon such other business as may properly come before the Annual Meeting.

Stockholders of record at the close of business on April 2, 2013 are entitled to vote at the Annual Meeting.

Your vote is important. We encourage you to vote by proxy, even if you plan to attend the Annual Meeting. You may vote your proxy via the internet or by telephone by following the instructions included on your proxy card. You may also vote by mail by signing, dating and returning your proxy card in the envelope provided. Voting now will not limit your right to change your vote or to attend the Annual Meeting.

By order of the Board of Directors,

Bradley P. Cost
Senior Vice President, General Counsel and Secretary
The Children’s Place Retail Stores, Inc.
500 Plaza Drive
Secaucus, New Jersey 07094

If you have any questions or require any assistance with voting your shares, please contact:

MACKENZIE PARTNERS, INC.

105 Madison Avenue

New York, New York 10016

(212) 929-5500 (Call Collect)

or

Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

TABLE OF CONTENTS

VOTING PROCEDURES	1

GOVERNANCE OF THE COMPANY	4

The Company’s Corporate Governance Commitment	4

The Board of Directors	6

Board Nominees	7

Continuing Directors	8

Director Independence	10

Board Leadership Structure	10

Board Role in Risk Oversight	10

Consideration of Board Nominees	11

Communications to the Board of Directors	11

Director Attendance at Annual Meetings	11

Committees of the Board of Directors	12

Audit Committee Report	13

EXECUTIVE OFFICERS	15

EXECUTIVE COMPENSATION	17

Compensation Discussion and Analysis	17

Compensation Committee Report	35

Summary Compensation Table	36

Grants of Plan-Based Awards	38

Outstanding Equity Awards at Fiscal Year-End	40

Option Exercises and Stock Vested	43

Deferred Compensation Plan	45

CEO Employment Agreement	45

Other Arrangements		48

Change in Control Agreements		49

Severance Guidelines and Offer Letters		50

Potential Payments Upon Termination or Change in Control		51

Compensation of Directors		52

STOCK OWNERSHIP		54

Stock Ownership of Directors and Executive Officers		54

Stock Ownership of Certain Beneficial Owners		56

Section 16(a) Beneficial Ownership Reporting Compliance		56

Certain Relationships and Related Transactions		57

PROPOSALS REQUIRING YOUR VOTE		58

Proposal 1:	Election of Three Class I Directors	58

Proposal 2:	Ratification of Selection of Independent Registered Public Accounting Firm	59

Proposal 3:	Advisory Vote on Named Executive Officer Compensation (“Say on Pay”)	60

STOCK PRICE PERFORMANCE GRAPH		61

OTHER INFORMATION		62

Future Stockholder Proposals		62

Nominations for Director		62

Cost and Methods of Soliciting Proxies		62

Available Information		62

Other Business		62

PROXY STATEMENT

The Children’s Place Retail Stores, Inc. (referred to in this Proxy Statement as “we,” “The Children’s Place” or the “Company”) is sending you this Proxy Statement in connection with the solicitation by the Board of Directors (the “Board”) of proxies to be voted at the 2013 Annual Meeting of Stockholders (the “Annual Meeting”).

We are mailing a printed copy of this Proxy Statement, a proxy card and the 2012 Annual Report on Form 10-K of the Company to our stockholders beginning on or about April 10, 2013. The 2012 Annual Report on Form 10-K mailed with the Proxy Statement is not part of the proxy-soliciting material.

VOTING PROCEDURES

Who Can Vote

The Company has one class of voting stock outstanding: Common Stock. If you were a record owner of Common Stock on April 2, 2013, the record date for voting at the Annual Meeting, you are entitled to vote at the Annual Meeting. At the close of business on April 2, 2013, there were 23,107,660 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock has one vote.

How to Vote

You can vote your shares in two ways: either by proxy or in person at the Annual Meeting by written ballot. If you choose to vote by proxy, you may do so by mail, using the internet or by telephone. Each of these procedures is more fully explained below. Even if you plan to attend the Annual Meeting, the Board recommends that you vote by proxy.

Voting by Proxy

Because many stockholders cannot attend the Annual Meeting in person, it is necessary that a large number of stockholders be represented by proxy. You may vote your proxy by mail, using the internet or by telephone, each as more fully explained below. In each case, we will vote your shares as you direct. When you vote your proxy, you can specify whether you wish to vote for or against or abstain from voting on each nominee for Class I Director, the ratification of the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal 2013, and the approval of the compensation for the Company’s named executive officers on an advisory basis (“Say on Pay”).

If any other matters are properly presented for consideration at the Annual Meeting, the persons named on the voting web site and your proxy card as the Proxy Committee (the “Proxy Committee”) will have discretion to vote for you on those matters. At the time this Proxy Statement was printed, we knew of no other matters to be raised at the Annual Meeting. Attending the Annual Meeting alone will not be deemed to revoke your proxy.

•	Vote by Mail

You can vote your shares by completing and mailing the enclosed proxy card to us so that we receive it before 11:59 p.m. (Eastern Time) on Wednesday, May 29, 2013. If you sign and return your proxy card but do not specify how to vote, we will vote your shares in favor of the Board’s nominees for Class I Director and the ratification of the selection of the independent registered public accounting firm, as well as approval of the advisory “Say on Pay” vote.

•	Vote by Internet

You can vote your shares via the internet on the voting web site, which is www.voteproxy.com. Internet voting is available 24 hours a day, seven days a week, until 11:59 p.m. (Eastern Time) on Wednesday, May 29, 2013. Our internet voting procedures are designed to authenticate stockholders through individual control numbers. If you received a proxy card in the mail and choose to vote via the internet, you do not need to return your proxy card.

•	Vote by Telephone

If you reside in the United States, Canada or Puerto Rico, you can also vote your shares by telephone by calling the toll-free number provided on the voting web site (www.voteproxy.com) and on the proxy card. Telephone voting is available 24 hours a day, seven days a week, until 11:59 p.m. (Eastern Time) on Wednesday, May 29, 2013. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. Our telephone voting procedures are designed to authenticate stockholders through individual control numbers. If you received a proxy card in the mail and choose to vote by telephone, you do not need to return your proxy card.

Voting at the Annual Meeting

If you wish to vote at the Annual Meeting, written ballots will be available from the ushers at the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting. Voting by proxy, whether by mail, using the internet or by telephone, will not limit your right to vote at the Annual Meeting if you decide to attend in person. However, if you vote by proxy and also attend the Annual Meeting, there is no need to vote again at the Annual Meeting unless you wish to change your vote.

Revocation of Proxies

You can revoke your proxy at any time before it is exercised at the Annual Meeting by taking any one of the following actions: (1) you can follow the instructions given for changing your vote using the internet or by telephone or deliver a valid written proxy with a later date; (2) you can notify the Secretary of the Company in writing that you have revoked your proxy (using the address in the Notice of Annual Meeting of Stockholders above); or (3) you can vote in person by written ballot at the Annual Meeting.

Quorum

To carry on the business of the Annual Meeting, a minimum number of shares, constituting a quorum, must be present. The quorum for the Annual Meeting is a majority of the votes represented by the outstanding Common Stock of the Company. This majority may be present in person or by proxy. Abstentions and “broker non-votes” (which are explained below) are counted as present to determine whether there is a quorum for the Annual Meeting.

Broker Non-Votes

A “broker non-vote” occurs when your broker submits a proxy for your shares but does not indicate a vote for a particular proposal because the broker does not have authority to vote on that proposal and has not received voting instructions from you. “Broker non-votes” are not counted as votes for or against the proposal in question or as abstentions, nor are they counted to determine the number of votes present for the particular proposal (but, are counted for purposes of determining whether a quorum for the Annual Meeting exists).

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If your broker holds shares in your name and delivers this Proxy Statement to you, the broker is entitled to vote your shares on Proposal 2 even if the broker does not receive voting instructions from you. The broker is not entitled to vote your shares on Proposals 1 or 3 without your instructions.

Required Vote

Proposal 1: Election of Three Class I Directors. Each of the three nominees for Class I Director who receives at least a majority of the votes cast at the Annual Meeting, either in person or by proxy, will be elected. Votes cast include votes for or against each nominee and exclude abstentions and withheld authority. This means that if you abstain from voting or withhold authority to vote for a particular nominee, your vote will not count for or against the nominee. As more fully described in “Majority Voting in Director Elections” below, any nominee in this election who does not receive a majority of the votes cast must promptly offer to tender his or her resignation to the Board. The Nominating and Corporate Governance Committee will then consider the resignation and make a recommendation to the Board. When voting your proxy, the Proxy Committee will vote for each of the nominees unless you instruct otherwise. As discussed above, if your broker holds shares in your name and delivers this Proxy Statement to you, the broker is not entitled to vote your shares on this proposal without your instructions.

Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the votes cast at the Annual Meeting, either in person or by proxy, is required to ratify the selection of the independent registered public accounting firm. This means that if you abstain from voting on this proposal, your vote will not count for or against this proposal. When voting your proxy, the Proxy Committee will vote for this proposal unless you instruct otherwise.

Proposal 3: Advisory Vote on Named Executive Officer Compensation (“Say on Pay”). The affirmative vote of a majority of the votes cast at the Annual Meeting, either in person or by proxy, is required to approve the advisory vote on named executive officer compensation. This means that if you abstain from voting on this proposal, your vote will not count for or against this proposal. When voting your proxy, the Proxy Committee will vote for this proposal unless you instruct otherwise.

Proposal 4: Other Matters As May Properly Come Before the Annual Meeting. For any other matter that may properly come before the Annual Meeting, the affirmative vote of a majority of the votes cast at the Annual Meeting, either in person or by proxy, and entitled to vote on the proposal, is required for adoption of the proposed resolution. This means that if you abstain from voting on a stockholder proposal, your vote will not count for or against the proposal. When voting your proxy, the Proxy Committee will vote against these proposals unless you instruct otherwise.

Confidential Voting

All proxies, ballots and vote tabulations that identify stockholders are confidential. An independent tabulator will receive, inspect and tabulate your proxy whether you vote by mail, using the internet or by telephone. Your vote will not be disclosed to anyone other than the independent tabulator without your consent, except if doing so is necessary to meet legal requirements.

Majority Voting in Director Elections

Under the Company’s charter, in an uncontested election for directors (i.e., an election where there are the same number of nominees as seats on the Board up for election), directors must be elected by a majority of the votes cast at the Annual Meeting. A majority of votes cast is defined to mean that the number of shares voted “for” a director’s election exceeds 50% of the total number of votes cast “for” or “against” the election of the nominee.

If a nominee for director who is an incumbent director is not re-elected by a majority of the votes cast as set forth above, and no successor has been elected at the Annual Meeting, the Company’s Corporate Governance Guidelines require the director to promptly offer to tender his or her resignation to the Board.

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The Nominating and Corporate Governance Committee will then make a recommendation to the Board as to whether to accept or reject the tendered resignation or to take other action. The Board will act on the tendered resignation, taking into account the Committee’s recommendation, and will publicly disclose its decision and rationale within 90 days from the date of certification of the election results. The Committee, in making its recommendation, and the Board, in making its decision, may each consider any factors or other information that it considers appropriate or relevant. The director who tenders his or her resignation shall not participate in the recommendation of the Committee or the decision of the Board with respect to the acceptance or rejection of his or her resignation.

If a director’s resignation is accepted by the Board, or if a nominee who is not an incumbent director is not elected, then the Board in its discretion may determine either to fill such vacancy or to reduce the size of the Board.

In contested elections, where there are more nominees than seats on the Board up for election, directors are elected by a plurality vote. This means that the nominees who receive the most votes of all the votes cast for directors will be elected.

GOVERNANCE OF THE COMPANY

The Company’s Corporate Governance Commitment

The Company’s Board strongly believes that good corporate governance accompanies and greatly aids our long-term business success. Reflecting its commitment to continuous improvement, the Board reviews its governance practices on an ongoing basis to ensure that they reflect best practices and promote stockholder value.

Board Independence, Experience and Diversity

•	Strict Director Independence Standards. With the exception of Jane Elfers, the Company’s President and Chief Executive Officer (the “CEO”), the directors who will continue following the Annual Meeting are all independent directors. All members of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are independent directors. For more information regarding the independence standards and the Board’s determinations of independence, see “Director Independence” below.

•	Executive Sessions. The independent directors of the Board are scheduled to meet in executive session, without the CEO or other members of management present, at every regularly scheduled Board meeting. The Chairman of the Board leads these sessions. For more information regarding the role of the Chairman of the Board and the Board’s leadership structure, see “Board Leadership Structure” below.

•	Audit Committee Independence and Financial Literacy. All members of the Audit Committee are independent directors. The Board has also determined that Louis Lipschitz, the Chair of the Audit Committee, and Kenneth Reiss, a member of the Audit Committee, are “audit committee financial experts,” as that term is defined in the rules of the Securities and Exchange Commission (the “SEC”), and that all members of the Audit Committee meet the independence and financial sophistication requirements of the NASDAQ Stock Market.

•	Board Experience and Diversity. As its present directors exemplify, the Company values diverse backgrounds and experience, educational achievement, and strong ethical character.

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Established Policies Guide Governance and Business Integrity

•	Charters for Board Committees. Each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee has a committee charter developed under the leadership of its committee chair. The committee charters describe the purpose, responsibilities, structure and operations of each committee. The Audit Committee charter reflects the authority and responsibilities of the committee under the corporate governance rules of the SEC and the NASDAQ Stock Market. The committee charters are available on the Company’s web site at http://www.childrensplace.com under the “Corporate Governance” tab in the section entitled “Investor Relations.”

•	Corporate Governance Guidelines. The Company’s Corporate Governance Guidelines reflect the Board’s views and Company policy regarding significant corporate governance issues. As part of its ongoing review of best practices in corporate governance, the Board periodically updates the guidelines. The Board believes the guidelines reflect best practices. The guidelines are available on the Company’s web site at http://www.childrensplace.com under the “Corporate Governance” tab in the section entitled “Investor Relations.”

•	Code of Business Conduct. The Company’s Code of Business Conduct promotes the highest ethical standards in all of the Company’s business dealings. The Code of Business Conduct applies to the Company’s directors, officers (including its principal executive officer, principal financial officer and principal accounting officer) and employees. The Code of Business Conduct is available on the Company’s web site at http://www.childrensplace.com under the “Corporate Governance” tab in the section entitled “Investor Relations.”

Board Focused on Key Business Priorities

•	Oversight Role of Board. The Board plays a major role in overseeing the Company’s business strategy. It reviews the Company’s strategic and annual plans, conducts an annual offsite retreat with senior management, and receives detailed briefings throughout the year on critical aspects of the implementation of the strategic and annual plans. These include performance reviews, product reviews, presentations regarding development initiatives and reports from specific disciplines such as finance, design, merchandising, store operations, planning and allocation, supply chain, real estate, information technology, human resources and legal.

Direct Access to Management

•	Management Participation at Board Meetings. Topics are presented to the Board by the members of management who are most knowledgeable about the issue at hand. An open and informal environment allows dialogue to develop between directors and management, which often produces new ideas and areas of focus.

•	Direct Access to Management. The Board’s direct access to management continues outside the boardroom during discussions with corporate officers and other employees. Directors are invited to contact senior executives directly with questions and suggestions.

Ensuring Management Accountability

•	Performance-Based Compensation. The Company has linked the pay of its executives and managers at all levels to the Company’s performance. As described in greater detail under the heading “Executive Compensation - Compensation Discussion and Analysis” below, the Compensation Committee adheres to this pay-for-performance philosophy, and performance-based incentives (cash and equity) comprise a significant component of management’s overall compensation.

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•	CEO Evaluation Process. The Board’s evaluation of the CEO is an annual process. As part of the overall evaluation process, Board members meet and speak informally with the CEO to give and seek feedback on a regular basis.

Board Practices Promote Effective Oversight

•	Board Size. Designed to maximize board effectiveness, the Corporate Governance Guidelines provide that the Board will periodically evaluate whether a larger or smaller board would be preferable based on the Company’s circumstances.

•	Directorship Limits. To devote sufficient time to properly discharge their duties, the Corporate Governance Guidelines provide that, without Board approval, (i) directors should not serve on more than five other public company boards, (ii) directors who also serve as CEOs or in equivalent positions of other companies should not serve on more than one other public company board in addition to their employer’s board and the Company’s Board, and (iii) the Company’s CEO should not serve on more than one other public company board in addition to the Company’s Board.

Continuous Improvement through Evaluation

•	Board Self-Evaluation Process. Each year, the Board evaluates its performance against criteria that it has determined are important to its success. The Board then considers the results of the evaluation and identifies steps to enhance its performance.

•	Board Committee Evaluations. Self-evaluations of the Board’s committees are also conducted annually. The results of these evaluations are reviewed with the Board, and, as necessary, enhancements are agreed for each committee.

•	Individual Director Evaluations. Complementing the Board and committee self-evaluations, the Board has also developed an individual director evaluation process. Using director effectiveness criteria selected following a review of external best practices, directors evaluate their peers and the resulting feedback is shared with individual directors. The process enables the directors to provide valuable feedback to one another and identifies areas of strength and areas of focus for enhanced effectiveness.

The Board of Directors

The Board oversees the business, assets, affairs, performance and financial integrity of the Company. In accordance with the Company’s long-standing practice, the Board is independent, consisting of a substantial majority of outside directors. At the end of fiscal 2012, the Board had nine directors, with eight independent directors and one employee director, Jane Elfers, who is the President and Chief Executive Officer of the Company. Robert Fisch, who has served as a director since 2004 and as a member of our Compensation Committee, resigned from the Board on March 27, 2013. From and after the Annual Meeting, the Board has decreased the number of persons constituting the entire Board of Directors to eight from nine.

During fiscal 2012, the Board met five times, and the independent directors met regularly in executive session without Ms. Elfers present.

The Company’s charter provides for a “classified” Board comprised of three classes, designated Classes I, II and III, whose members serve staggered three-year terms. Class I directors were last elected at the Company’s 2010 annual meeting of stockholders, Class II directors were last elected at the Company’s 2011 annual meeting of stockholders and Class III directors were last elected at the Company’s 2012 annual meeting of stockholders. Class I directors are to be elected at this year’s Annual Meeting and will serve for a three-year term, extending until the third succeeding annual meeting of stockholders, and in each case until their successors are duly elected and qualified.

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Board Nominees

The Company’s Corporate Governance Guidelines outline the characteristics expected of all directors, including independence, integrity, high personal and professional ethics, sound business judgment and the ability and willingness to commit sufficient time to the Board. The Nominating and Corporate Governance Committee annually reviews the individual skills and characteristics of the directors, as well as the composition of the Board as a whole. In evaluating the suitability of individual Board members, the Nominating and Corporate Governance Committee seeks directors with strong reputations and experience in areas relevant to the strategy and operations of our business and takes into account many factors, including a general understanding of retailing, apparel, marketing, finance and other disciplines relevant to the success of a publicly traded specialty apparel retailer in today’s business environment, educational and professional background, personal accomplishment, gender, age and ethnic diversity. The Nominating and Corporate Governance Committee, however, does not base its nomination of a candidate solely on these factors. The Nominating and Corporate Governance Committee strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills and expertise to oversee the Company’s business. Each nominee and continuing director set forth below satisfies the above criteria. Each nominee and continuing director has served in a senior executive position in a large, complex organization and has gained experience in core management skills, such as strategic and financial planning, financial reporting, corporate governance, risk management and leadership development. This variety and depth of experience enables the nominees and continuing Directors to understand the Company’s business and to make significant contributions to the deliberations of the Board.

Biographical information, membership on the Board’s standing committees, and memberships on other boards of directors of public companies of each director nominee for election at this year’s Annual Meeting are set forth below. Ms. Elfers has been a director since 2010, Ms. Griffith has been a director since 2012 and Mr. Lipschitz has been a director since 2008.

Jane Elfers, 52 Class I Director since 2010	Ms. Elfers has served as our President and Chief Executive Officer since January 2010. Ms. Elfers formerly served as President and Chief Executive Officer of Lord & Taylor Department Stores from May 2000 to September 2008. Lord & Taylor was part of The May Department Stores Company during the period May 2000 through August 2005 and a part of Federated Department Stores, Inc. during the period September 2005 until October 2006 when it was acquired by an affiliate of NRDC Equity Partnership.

Susan Patricia Griffith, 48 Independent Class I Director since 2012	Ms. Griffith currently serves as a member of our Compensation Committee. She is the Claims Group President of The Progressive Corporation (“Progressive”) where Ms. Griffith has responsibility for the direct management of the insurance claims organization, overseeing over 12,000 employees across the United States. Ms. Griffith joined Progressive in 1988 and held positions of increasing responsibility, including six years as Chief Human Resources Officer, prior to her appointment in 2008 as Claims Group President.

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Louis Lipschitz, 68 Independent Class I Director since 2008

Mr. Lipschitz currently serves as the Chair of our Audit Committee and as a member of our Nominating and Corporate Governance Committee. Mr. Lipschitz served as the Executive Vice President and Chief Financial Officer of Toys “R” Us, Inc. from 1996 until his retirement in 2004.

Public Company Directorships: Majesco Entertainment Company (2004–current), New York & Company, Inc. (2005-current), Forward Industries, Inc. (2005–2012) and Finlay Enterprises, Inc. (2008-2009).

Continuing Directors

The following table sets forth certain information with respect to the Class II and Class III Directors, whose term of office continues beyond the Annual Meeting. Each of our continuing directors possesses strong experience and educational and professional background in areas relevant to the strategy and operations of our business. Each has complementary skills in areas such as strategic and financial planning, financial reporting, corporate governance and leadership development which enables our continuing directors to make significant contributions to our Board.

Joseph Alutto, 71 Independent Class II Director since 2008

Dr. Alutto currently serves as the Chair of our Nominating and Corporate Governance Committee. Since October 2007, Dr. Alutto has served as the Executive Vice President and Provost of The Ohio State University. Dr. Alutto has also served as the institution’s interim President from July 2007 to September 2007. Prior to these positions, Dr. Alutto served as the Dean of the Max M. Fischer College of Business at The Ohio State University for 16 years.

Public Company Directorships: M/I Homes, Inc. (2005 - current), Nationwide Financial Services, Inc. (2002-2008) and United Retail Group, Inc. (1992-2007).

Joseph Gromek, 66 Independent Class II Director since 2011

Mr. Gromek currently serves as the Chair of our Compensation Committee and, until his retirement in February 2012, served as President and Chief Executive Officer of The Warnaco Group, Inc. (“Warnaco”) since April 2003 and as a member of Warnaco’s Board of Directors. From 1996 to 2002, Mr. Gromek served as President and Chief Executive Officer of Brooks Brothers, Inc. Over the last 25 years, Mr. Gromek has held senior management positions with Saks Fifth Avenue, Limited Brands, Inc. and Ann Taylor Stores, Inc. Mr. Gromek is the Chair of the Board of Trustees of The New School, serves on the Boards of Directors of Ronald McDonald House and Stanley M. Proctor Company, as the Chair of the Board of Governors of Parsons The New School for Design, and as a member of the Boards of Trustees of St. Peter’s University and the Trevor Day School.

Public Company Directorships: Wolverine World Wide, Inc. (2008 – current), Tumi Holdings, Inc. (2012 – current) and The Warnaco Group, Inc. (2003 – 2012).

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Jamie Iannone, 40 Independent Class II Director since 2010

Mr. Iannone currently serves as a member of our Audit Committee and serves as President of Digital Products of Barnes & Noble, responsible for NOOK™ e-Reading devices, software, accessories and retail integration. Mr. Iannone joined Barnes & Noble in 2009 from eBay, where he held roles of increasing responsibility and most recently was that company’s Vice President of Global Search, the largest single investment area at eBay. Previously, he was the Vice President of Buyer Experience at eBay, responsible for all aspects of the customer experience. Mr. Iannone first joined eBay in 2001. Mr. Iannone received an MBA from the Stanford University Graduate School of Business.

Norman Matthews, 80 Independent Class III Director since 2009

Mr. Matthews currently serves as our Chairman of the Board and as a member of our Compensation Committee and Nominating and Corporate Governance Committee. Mr. Matthews served as President of Federated Department Stores until his retirement in 1988. He joined Federated Department Stores in 1978 as Chairman–Gold Circle Stores Division. He was promoted to Executive Vice President of Federated Department Stores in 1982, to Vice Chairman in 1984 and to President in 1987. Prior to joining Federated Department Stores, Mr. Matthews served as Senior Vice President, General Merchandise Manager for E.J. Korvette, and as Senior Vice President, Marketing and Corporate Development for Broyhill Furniture Industries. In 2005, Mr. Matthews was named as one of eight outstanding directors by the Outstanding Directors Exchange. Mr. Matthews received an MBA from the Harvard University Graduate Business School.

Public Company Directorships: Henry Schein, Inc. (2002-current), Spectrum Brands (2010-current), Duff & Phelps Corporation (2012 - current), The Progressive Corporation (1981-2012), Federated Department Stores (1982-1988), Finlay Enterprises (1994-2007), Toys “R” Us, Inc. (1995-2006) and Sunoco, Inc. (1997-2007).

Kenneth Reiss, 70 Independent Class III Director since 2012

Prior to his retirement in June 2003, Mr. Reiss was a partner at the accounting firm of Ernst & Young, L.L.P. since 1977, where he served as the lead external auditor for several publicly traded companies, including Toys “R” Us, Inc., Staples, Inc., Phillips-Van Heusen, Inc. and Kenneth Cole Productions, Inc. At Ernst & Young, L.L.P., Mr. Reiss served as the Managing Partner of Audit for the New York office, the Director of the Audit Practice for the Retail and Consumer Products Industry, and the Chair of the Audit Practice Service Delivery Committee. As noted below, Mr. Reiss serves on the Boards of Directors of The Wet Seal, Inc. and Harman International Industries, Inc., and serves as the Chairman of the Audit Committees at those companies. Mr. Reiss received an MBA from the Rutgers University School of Business.

Public Company Directorships: The Wet Seal, Inc. (2005 – current) and Harmon International Industries, Inc. (2008 – current), Eddie Bauer Holdings, Inc. (2005-2009) and Guitar Center, Inc. (2003-2007).

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Director Independence

All of the nominees and continuing members of our Board (other than Ms. Elfers) are non-management Directors who meet the criteria for director independence of the listing standards of The NASDAQ Stock Market. All of the members of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are independent directors.

The Company’s Corporate Governance Guidelines provide that the Board intends that, except during periods of temporary vacancies, a substantial majority of our directors will be independent. The Board has determined that an independent director is one who the Board affirmatively determines has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and is considered independent under the listing standards of The NASDAQ Stock Market and under the rules and regulations promulgated by the SEC, as they may from time to time be amended. The Board will also consider all other relevant factors and circumstances bearing on independence.

Each year each Director (and any Director-nominee) completes and submits to the Company a questionnaire which, among other purposes, is used by the Nominating and Corporate Governance Committee to help evaluate whether the Director has any material relationship with us (whether directly or as a partner, stockholder, or officer of an organization that has a relationship with us), including any material relationship with our affiliates or management, pertinent to determining the Director’s independence. With the assistance of the Nominating and Corporate Governance Committee, our Board made a determination that the following Directors, Messrs. Gromek, Iannone, Matthews and Reiss, and Dr. Alutto, and that Ms. Griffith and Mr. Lipschitz (Class I Director-nominees), are independent within the meaning of the listing standards of The NASDAQ Stock Market, and with respect to the members of the Audit Committee, the provisions of SEC Rule 10A-3.

Board Leadership Structure

The Board selects the Company’s CEO and Chairman of the Board in the manner that it determines to be in the best interests of the Company’s stockholders. The Board has determined that having an independent director serve as Chairman is in the best interest of the Company’s stockholders at this time. This structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing Board priorities and procedures. Further, this structure permits the Chief Executive Officer to focus on strategic matters and the management of the Company’s day-to-day operations.

The Board does not have a policy as to whether the Chairman of the Board should be an independent director, an affiliated director, or a member of management. The Company’s Corporate Governance Guidelines provide that when the Chairman is an affiliated director or a member of Company management, the independent directors shall and otherwise may, from time to time, select an independent director to act as the Lead Independent Director of the Board, with responsibility for coordinating the activities of the other independent directors and for performing the duties specified in these guidelines, including but not limited to (i) presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors, (ii) serving as liaison between the Chairman and the independent directors, (iii) approving information sent to the Board, (iv) approving meeting agendas for the Board, and (v) approving meeting schedules to assure that there is sufficient time for discussion, and such other duties as are assigned from time to time by the Board.

Board Role in Risk Oversight

The Company faces a variety of risks, including strategic, operational, financial and compliance risks. The Board believes an effective risk management system will (1) timely identify the material risks that the Company faces, (2) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant committee, (3) implement appropriate and responsive risk management strategies consistent with the Company’s risk profile, and (4) integrate risk management into Company decision-making.

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Management performs an annual risk assessment to identify and prioritize the major risks to the Company and to develop mitigation strategies or ensure that mitigation strategies are in place to address identified risks, and periodically reports to the Board on their status. The Board reaches conclusions regarding the adequacy of the Company’s risk management processes based upon the briefings provided by management and advisors as well as upon periodic reports the Board receives from the Audit Committee regarding the Audit Committee’s assessment of financial statement reporting risk and from the Compensation Committee regarding the Compensation Committee’s assessment of the risk, if any, arising from the Company’s compensation policies and practices. In addition to the formal compliance program, the Board encourages management to promote a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations. The Board also continually works, with the input of the Company’s executive officers, to assess and analyze the most likely areas of future risk for the Company.

Consideration of Board Nominees

The Nominating and Corporate Governance Committee acts on behalf of the Board to recruit, consider the qualifications of and recommend to the Board nominees for election as directors by the stockholders and candidates to be elected by the Board to fill vacancies on the Board. Our Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee will consider candidates recommended by stockholders and will have a policy that there will be no differences in the manner in which it evaluates nominees recommended by stockholders and nominees recommended by the Nominating and Corporate Governance Committee or Company management. Stockholders wishing to suggest director candidates should submit their suggestions in writing to the attention of the Secretary of the Company, providing the candidate’s name and qualifications for service as a Board member, a document signed by the candidate indicating the candidate’s willingness to serve, if elected, and evidence of the stockholder’s ownership of Company stock. A stockholder wishing to formally nominate a candidate must do so by following the procedures described in our Bylaws which are available from the Secretary of the Company.

Communications to the Board of Directors

Stockholders and other interested parties may communicate directly with the Company’s independent directors by sending an e-mail to childrensplaceboard@childrensplace.com or by writing to Board of Directors, c/o Secretary, The Children’s Place Retail Stores, Inc., 500 Plaza Drive, Secaucus, New Jersey 07094. Stockholders and other interested parties may also communicate with committee chairs by writing to them at the above mailing address, in care of the Secretary. The sender should specify in each communication the applicable addressee or addressees to be contacted. We will initially review communications before forwarding them to the addressee. Our Secretary generally will not forward to the directors a stockholder communication that relates to an improper or irrelevant topic, that requests information about the Company that is generally available (which will instead be forwarded to our Investor Relations Department) or that is unrelated to the stockholder’s ownership of our stock.

Concerns about accounting, internal controls over financial reporting, auditing matters or possible violations of the Company’s Code of Business Conduct should be reported pursuant to the procedures outlined in our Code of Business Conduct, which is available on our website, http://www.childrensplace.com, under the “Corporate Governance” tab in the section entitled “Investor Relations.”

Director Attendance at Annual Meetings

It is the Company’s policy that all members of the Board should attend the Company’s annual meeting of stockholders, unless extraordinary circumstances prevent a director’s attendance. All continuing Directors of the Company attended the 2012 annual meeting of stockholders.

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Committees of the Board of Directors

The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The committee charters are available on our website, http://www.childrensplace.com, under the “Corporate Governance” tab in the section entitled “Investor Relations.” The members of these committees and a summary of the responsibilities of these committees are set forth below.

Committee Membership (* indicates Chair)

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

Louis Lipschitz*	Joseph Gromek*	Joseph Alutto*
Jamie Iannone	Susan Patricia Griffith	Louis Lipschitz
Kenneth Reiss	Norman Matthews	Norman Matthews

Audit Committee

The Audit Committee, which is a separately designated standing audit committee established in accordance with Section 3(a)(58) of the Securities and Exchange Act of 1934, as amended, or the Exchange Act, monitors the preparation and integrity of our financial statements, our other financial reports and our overall disclosure practices; the soundness of our system of internal financial controls and our compliance with good accounting practices; and the appointment, qualifications, independence and performance of our independent registered public accounting firm. Additionally, the Audit Committee has oversight responsibility for the performance of our internal audit function and compliance with related legal and regulatory requirements. The Board has determined that all members of the Audit Committee are “independent,” as required by the Exchange Act and the listing standards of The NASDAQ Stock Market and meet the “financial sophistication” requirement within the meaning of The NASDAQ Stock Market rules, and has also determined that Messrs. Lipschitz and Reiss qualify as “audit committee financial experts” as defined in Item 407(d)(5) of Regulation S-K.

The Audit Committee met ten times during fiscal 2012. The Audit Committee also met separately on four occasions in executive session with the Company’s independent registered public accounting firm, head of Internal Audit and other members of management.

Compensation Committee

The Compensation Committee has been charged with the responsibilities of our Board relating to compensation of our executive officers. The Compensation Committee reviews and recommends to the Board our CEO’s compensation, and with the input from senior management, reviews and approves the compensation of our executive officers. The Compensation Committee establishes our management compensation policies and reviews and recommends to the Board the terms of the Company’s incentive compensation plans and programs. The Compensation Committee oversees the implementation of these plans and programs, including the granting of equity awards, to ensure alignment with the Company’s strategy and performance and determines all aspects of the compensation of our executive officers. In addition, the Compensation Committee makes recommendations to the Board regarding the compensation of Directors. For more information on the role played by the Compensation Committee in setting the compensation of our executives, see the Compensation Committee’s written charter, a copy of which is available on the Company’s website, http://www.childrensplace.com under the “Corporate Governance” tab in the section entitled “Investor Relations,” and “Executive Compensation - Compensation Discussion and Analysis” below. The Compensation Committee met four times during fiscal 2012.

All members of the Compensation Committee are independent Directors. In arriving at this conclusion, the Board considered, among other factors, the fact that the Company does not pay any compensatory consideration to Compensation Committee members other than fees in their capacities as Directors and Committee members and that members are not affiliated with the Company or members of its management in any way other than membership on the Compensation Committee.

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The Compensation Committee retains the services of outside compensation consultants to provide it with objective, third party recommendations and advice on the appropriateness of the Company’s compensation of the CEO, other executive officers and Directors. The Compensation Committee has retained Towers Watson to advise it with respect to such matters, the design and implementation of executive compensation plans and programs, and such other matters as the Compensation Committee may direct. At the Compensation Committee’s request, Towers Watson also provides the Compensation Committee with benchmarking data concerning the compensation paid to officers and directors by companies in the Company’s Peer Group and the retail industry. Towers Watson works directly with the Compensation Committee and its Chair, and meets with the Committee in executive session. Towers Watson does not provide any other services to the Company. The Compensation Committee has determined that Towers Watson does not have any conflict of interest in its dealings with the Committee (or the Company). The Committee made this determination, in part, by reviewing and considering the six factors set out by the SEC in its rules covering independence, conflicts of interest and compensation advisors.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is or has been an officer of the Company, none was an employee of the Company during fiscal 2012, and none had any relationship with the Company or any of its subsidiaries during fiscal 2012 that would be required to be disclosed as a transaction with a related person. None of the executive officers of the Company has served on the board of directors or compensation committee of another company at any time during which an executive officer of such other company served on the Company’s Board or the Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee recommends nominees for the Board and develops and implements formal Board self-evaluation procedures. It also makes recommendations to the Board regarding Board and committee structure and corporate governance. In the event of an uncontested election, the Nominating and Corporate Governance Committee also must assess the appropriateness of accepting the resignation of a nominee of the Board for election as a director who is in office as a director and does not receive a majority of the votes cast by the stockholders in respect of his or her election. The Nominating and Corporate Committee met four times during fiscal 2012. All members of the Nominating and Corporate Governance Committee are independent directors.

Audit Committee Report

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. The Audit Committee has authority to appoint, discharge and replace our independent registered public accounting firm, and is directly responsible for the oversight of the scope of its audit work and the determination of its compensation.

As stated in the Audit Committee’s written charter, a copy of which is available on the Company’s website, http://www.childrensplace.com, under the “Corporate Governance” tab in the section entitled “Investor Relations,” the Audit Committee’s responsibility is one of oversight. It is the responsibility of our management to establish and maintain a system of internal control over financial reporting and to prepare financial statements of the Company and its subsidiaries in accordance with generally accepted accounting principles and to prepare other financial reports and disclosures. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements and to issue a report thereon. The Audit Committee does not provide any expert or other special assurance as to our financial statements or any expert or professional certification as to the work of our independent registered public accounting firm.

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In fulfilling its oversight responsibilities, the Audit Committee has, among other things, reviewed and discussed with management our audited consolidated financial statements for fiscal 2012, met and held discussions with management and with our independent registered public accounting firm and the head of our internal audit function (both with and without management present) regarding the fair and complete presentation of our financial results and discussed the significant accounting policies applied in our financial statements as well as alternative treatments. The Audit Committee also reviewed and discussed with management, the head of our internal audit function and our independent registered public accounting firm the reports required by Section 404 of the Sarbanes Oxley Act of 2002, namely, management’s annual assessment of our internal control over financial reporting and our independent registered public accounting firm’s attestation report thereon. The Audit Committee has discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as adopted by the Public Company Accounting Board, or PCAOB. In addition, the Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm such firm’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board that our audited consolidated financial statements for fiscal 2012 be included in our Annual Report on Form 10-K for such fiscal year for filing with the SEC.

The foregoing Audit Committee report has been submitted by the members of the Audit Committee: Louis Lipschitz (Chair), Jamie Iannone and Kenneth Reiss.

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EXECUTIVE OFFICERS

Set forth below are the names, ages and titles of our executive officers as of April 2, 2013:

NAME	AGE	POSITION
Jane Elfers	52	Chief Executive Officer and President, Director
Michael Scarpa	57	Executive Vice President, Chief Financial Officer
Natalie Levy	48	Executive Vice President, Merchandising & Design
Bradley Cost	59	Senior Vice President, General Counsel, and Secretary
Kevin Low	41	Senior Vice President, Store Operations
Lawrence McClure	64	Senior Vice President, Human Resources
Gregory Poole	51	Senior Vice President, Global Sourcing

The biography of Ms. Elfers is set forth above under the heading “Governance of the Company – Board Nominees.”

Michael Scarpa joined the Company in November 2012. Mr. Scarpa has more than 30 years of financial and operational management experience. Most recently, he was Chief Operating Officer and Chief Financial Officer of The Talbots, Inc. with responsibility for finance, treasury, planning and allocation, supply chain, information technology and corporate strategy. Previously, Mr. Scarpa spent 25 years with Liz Claiborne, Inc. where he held positions of increasing responsibility, culminating in his appointment as Chief Operating Officer. He began his career in financial positions with Maidenform, Inc. and Krementz and Company. Mr. Scarpa earned his BS and MBA degrees from Rutgers University, and is a CPA.

Natalie Levy joined the Company in April 2010. Ms. Levy began her career with R.H. Macy and Company and also held a series of merchandising positions with Mervyn’s and Caldor. She joined Lord & Taylor in 1999 where she spent seven years and last held the position of Senior Vice President/GMM for Proprietary Brands with responsibility for all apparel, shoes, handbags, accessories and gifts. Ms. Levy is a graduate of Simmons College with a degree in Retail Management.

Bradley Cost joined the Company in December 2010. Prior to joining us, Mr. Cost had been a partner with Bachelder Law LLP since September 2006, where he specialized in corporate governance, securities and senior executive compensation matters. Prior to that, Mr. Cost was a partner in private practice in New York City for over 20 years representing numerous public and private companies in securities, mergers & acquisitions and corporate matters. He earned his undergraduate degree from Georgetown University, and law and graduate business degrees from Northwestern University.

Kevin Low joined the Company in September 2011. Mr. Low has more than 20 years of retail field operations experience. Prior to joining us, Mr. Low spent 15 years with GAP, Inc. culminating in his appointment as Vice President of U.S. stores where he was responsible for in-store operations for seven U.S. regions. During his tenure at GAP, Inc., Mr. Low held positions of increasing responsibility as a manager of stores, District Manager, Regional Manager and Zone Vice President.

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Lawrence McClure joined the Company in March 2010. Prior to joining us, Mr. McClure served as Senior Vice President of Human Resources at Liz Claiborne Inc. for over eight years where he helped establish a global human resources presence within a diverse set of brands. Prior to that, he held senior human resources leadership roles with The Dexter Corporation, Aetna, and United Technologies. Mr. McClure has a BA and MA from Trinity College.

Gregory Poole joined the Company in September 2012. Mr. Poole has more than 25 years of global sourcing and supply chain leadership experience. Most recently, he spent four years with The Talbots, Inc. where he served as Executive Vice President, Chief Supply Chain Officer, and was responsible for product development, global sourcing, global logistics, distribution, quality assurances, social compliance and technical design, and prior to that, Ann Taylor Stores, where he served as Senior Vice President, Chief Procurement Officer. Mr. Poole spent over 12 years with Gap Inc., where he held several senior level sourcing positions, culminating in his role as Senior Vice President, Sourcing & Vendor Development. Prior to Gap Inc., Mr. Poole served in sourcing and manufacturing roles of increasing responsibility for Esprit de Corp., The North Face, Inc., American Marketing Works, Inc., and Body Glove, Inc. He has a degree in Engineering from the Auckland Technical Institute.

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EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION & ANALYSIS

This Compensation Discussion and Analysis provides important information on our executive compensation programs. Our executive compensation programs are administered by the Compensation Committee of the Board of Directors, which is comprised of independent, non-employee directors of the Company. The Committee is advised on executive compensation matters by Towers Watson, the Committee’s independent, nationally recognized, human resource consulting firm.

EXECUTIVE SUMMARY

FISCAL 2012 – YEAR IN REVIEW

Improved our Financial and Operational Results

•	Revenues increased approximately 5.5% in fiscal 2012, driven by new store growth and double digit growth in our e-commerce business. Comparable retail sales increased by 2%, our first annual comparable retail sales increase in four years.

•	Adjusted EPS increased approximately 11% year over year.

•	Cash Flow grew approximately 31% to over $205 million. We ended the year with no debt and over $194 million of cash on our balance sheet.

•	Repurchased approximately $89 million of our common stock.

•	Funded over $90 million in capital expenditures, including for new and remodeled stores and information technology enhancements.

•	Opened 16 stores in the Middle East through our franchise partners, with more international stores planned. Initial results have exceeded our plan.

•	Consolidated our U. S. distribution centers from three to one.

•	Launched our My Place Rewards customer loyalty program, and expanded our mobile device marketing outreach.

•	Strengthened our Senior Leadership Team with key appointments in Finance, Global Sourcing, Distribution & Logistics, and Store Development. We believe our senior management team is comprised of industry-best personnel, each with extensive retail apparel experience.

Furthered the Long-Term Creation of Stockholder Value

Our total stockholder returns (TSR) compared to the TSRs of our Peer Group for the 1, 3 and 5 year periods ended February 1, 2013 showed that we ranked in the following percentiles:

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Period	Percentile
1-Year	28th
3-Year	29th
5-Year	67th

The chart below shows our closing stock prices on February 1, 2008, 2011 and 2013. The increase in our stock price over the 5-year period (2008–2013) was approximately 150%.

Date	Price
February 1, 2008 (year 1)	$ 19.78
February 1, 2011 (year 3)	42.14
February 1, 2013 (year 5)	49.53

The Company also returned over $270 million to stockholders through our stock repurchase program over the last three fiscal years.

EXECUTIVE Compensation Philosophy

The basic tenets and intent of our executive compensation philosophy state that to prosper in the fast-moving, highly competitive specialty apparel retail industry, it is essential that we:

•	attract and retain high caliber talent at an industry-best level who will drive profitable growth and increase stockholder value, and

•	motivate, and reward superior performance by, that talent.

The continuing difficult general economic conditions and the challenging conditions faced in our industry, including ever-changing consumer tastes and preferences, fluctuating costs of raw materials and energy, severe weather events and weather patterns which adversely affect sales and margins, and the highly promotional activities of competitors, all demand that we strictly adhere to this philosophy.

To better understand in what context and why our Board and Compensation Committee made certain executive compensation decisions, we believe that it is necessary to consider more than one year in isolation. SEC proxy disclosure rules, which require that certain proxy disclosures cover single, one year periods, make it difficult to evaluate multi-year compensation programs such as ours absent further discussion. The following discussion expands the time horizon so that our stockholders might get a better understanding of the context and rationale behind the executive compensation decisions made.

STRATEGIC AND OPERATIONAL TURNAROUND

Context

In January 2010, Jane Elfers became our President and Chief Executive Officer.

The following timeline outlines certain significant events for the Company leading up to our Board’s and Compensation Committee’s decision to employ Ms. Elfers. At that time, given the operational and directional condition of our Company, and the state of our senior management, our Board had determined that a strategic and operational turnaround was necessary.

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In identifying a permanent CEO, the Board believed that we needed a best-in-class leader who could:

•	Articulate and execute a long-term strategy,
•	Lead the Company through a strategic and operational turnaround,
•	Identify and attract an industry-best leadership team,
•	Position the Company for profitable growth, and
•	Instill a corporate culture which fosters operational excellence, creativity and corporate governance best practices.

After an extensive search, the Board determined that Ms. Elfers was the right person to lead the Company given her strong leadership experience, including in a large retail and apparel-related turnaround situation at Lord & Taylor, her deep merchandising skills, and her long-standing retail and apparel industry background.

Rationale

Recognizing that our Company’s turnaround would likely take a number of years to accomplish, our Board and Compensation Committee made executive compensation decisions concerning our CEO based on the following principles:

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➢	5-Year Time Horizon. A long-term business turnaround time horizon requires a long-term view and commitment that goes beyond the typical one-year timeline required by SEC proxy disclosure rules.

•	Therefore, Ms. Elfers’ compensation was designed to address a 5-year continuum starting with fiscal 2010, rather than single, yearly installments.

•	In doing so, our Board’s and Compensation Committee’s thinking was this: just as they require management to manage the Company with a view to long-term value creation, they too must take a long-term view of compensation.

➢	Emphasis on Performance-Based and Long-Term Compensation. A CEO’s compensation in a turnaround context should be (i) heavily performance-based to encourage and reward results that increase stockholder value and (ii) long-term in nature in order to retain talent during the anticipated turnaround period.

•	Approximately 55% of our CEO’s total compensation opportunity in the 5-year time-frame is performance-based (“at risk”) with another approximately 35% in long-term time-based equity awards which vest through 2015.

CEO Compensation Opportunity

(2010 - 2014)

* Performance-based compensation opportunity consists of performance-based annual cash bonus (approximately 12%) and performance-based equity awards (approximately 43%)

•	Over 85% of our CEO’s compensation opportunity under her amended employment agreement in the final fiscal years of the 5-year period (2013 and 2014) is heavily weighted to performance-based compensation. The amended employment agreement does not provide for any time-based equity awards in 2013 or 2014.

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CEO Compensation Opportunity

(2013 and 2014)

* Performance-based compensation opportunity consists of performance-based annual cash bonus (approximately 18%) and performance-based equity awards (approximately 67%)

➢	Realized Compensation as the Compensation Yardstick. Our Board and Compensation Committee believe that compensation should be measured and evaluated on a basis that takes into account the effect of actual performance on compensation actually received. In this Executive Summary, compensation actually received is referred to as “realized compensation.”

•	Our Board and the Compensation Committee believe that the focus and evaluation of executive compensation should be on salary paid, cash bonus received, and time and performance-based equity awards vested and earned. They further believe that unearned performance-based compensation opportunities (cash and equity) serve to show the direct link between pay and performance under the Company’s compensation plans.

In early fiscal 2011, our Board and Compensation Committee took stock of the significant achievements and ground work laid during fiscal 2010 in Ms. Elfers’ first year as our CEO. As a result, with the advice of its independent compensation consultant at the time, Hay Group, they determined to amend Ms. Elfers’ employment agreement in March 2011 to:

•	retain Ms. Elfers by extending her employment term until April 2015 and thereby provide for the continuity of leadership essential to the successful turnaround of our Company,

•	secure her long-term commitment to the Company by providing for the grant of long-term time-based equity awards in fiscal 2011 and 2012 which vest through 2015, and

•	motivate continued performance and align our CEO’s interests with that of our stockholders by providing for the grant of performance-based equity awards in fiscal 2011 through fiscal 2014 importantly, constituting two-thirds (2/3) of all equity awards provided for under the amended employment agreement.

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Consistent with public company practice and tax considerations surrounding Section 162(m) of the Internal Revenue Code, the Company has consistently made compensation decisions in the March/April timeframe. At the time fiscal 2012 compensation decisions were made in April 2012, Ms. Elfers’ compensation was already structured and set in her amended employment agreement, with one exception. The lone exception was the decision to award a long-term grant of time-based equity to maintain Ms. Elfers’ realized compensation and remaining compensation opportunity over a 5-year time period at a level determined to be appropriate given the difficulty and extent of the turnaround. In doing so, the Board and Compensation Committee considered the significant accomplishments of our CEO:

•	Above median 1, 3 and 5 year total stockholder return (TSR) through fiscal 2011 (ended January 2012).

•	A 57% increase in the price of our stock from the time Ms. Elfers joined as our CEO through fiscal 2011 (ended January 2012).

•	Solid financial results in terms of an increase in revenues, strong cash flow and no debt on the balance sheet.

•	A robust stock buy-back program, which had returned a significant amount of capital to our stockholders.

•	Significant progress on our five growth initiatives and much improved operational results.

•	Executive compensation best practices, such as stock ownership guidelines, clawbacks, no tax gross-ups, and a policy prohibiting hedging our stock or pledging our stock as collateral.

STOCKHOLDER OUTREACH

We received a 98% favorable “say-on-pay” vote from our stockholders at our Annual Meeting of Stockholders held in May 2011. Our proxy statement for the 2011 Annual Meeting contained a detailed disclosure of the terms of Ms. Elfers’ employment agreement, including the March 2011 amendments mentioned above. Our Board and Compensation Committee considered this nearly unanimous vote as a resounding endorsement of their actions, the CEO’s performance and the Company’s results. On that basis, the Board and the Compensation Committee made fiscal 2012 executive compensation decisions on a basis entirely consistent with those made in fiscal 2011, and at the normally scheduled time in April 2012, ahead of the “say-on-pay” vote to be held later in the year in June 2012.

This 98% favorable vote in 2011 dropped to approximately 57% at the 2012 Annual Meeting of Stockholders. In response, the Compensation Committee directed the Company to engage in a stockholder outreach, during which members of our senior management held face-to-face meetings and telephone conversations with a number of our top institutional stockholders holding approximately 40% of our outstanding shares.

The purpose of this outreach was two-fold: (i) to provide the Company’s stockholders with a channel to discuss our executive compensation programs and (ii) to gain a better understanding of our stockholders’ perspectives and philosophies on executive compensation so that we could take those factors into consideration when making executive compensation decisions and determining possible changes to our executive compensation programs.

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A number of topics were discussed during our stockholder outreach effort, including the following:

•	The importance of performance-based compensation as a significant percentage of total compensation opportunity.

•	The importance of long-term compensation as a retention tool.

•	Design of short-term and long-term incentive programs, including preferred financial metrics and length of performance periods.

•	Setting and evaluating executive compensation on a long-term basis, and based on realized pay.

•	Goal setting based on prior year’s actual results, and setting of goals which are achievable in order to be meaningful.

•	Alignment with an industry-appropriate peer group.

•	Importance of transparency in disclosure.

Actions Stemming From our Stockholder Outreach

Following our stockholder outreach, and in consultation with Towers Watson and management, our Board and Compensation Committee:

Lengthened the Performance Period for Our LTI Program. Our stockholders expressed a preference for a multi-year performance period for our long-term incentive program. Accordingly, beginning with fiscal 2013, our newly designed long-term incentive program provides for (i) a 3-year performance period, (ii) limited (not to exceed 25% of the award) 1-year opportunities which, if earned, are “banked,” pending vesting at the end of the 3-year period, provided the participant remains employed with the Company, (iii) adjusted operating income targets for fiscal years 1, 2 and 3 and a cumulative 3-year target, and (iv) vesting (delivery) of all earned shares following the third fiscal year of the program. This new program will also be applicable to performance-based stock awards to our CEO following the fiscal 2013 and 2014 awards called for by her amended employment agreement. The newly designed program will maintain the 50% threshold and 200% maximum award opportunities utilized in prior years.

Reaffirmed Operating Income as the Performance Metric for Our Incentive Programs. Our Board, Compensation Committee and management reaffirmed their strong belief that operating income is the appropriate performance metric for our performance-based incentive programs because:

•	operating income is an important driver of total stockholder return (TSR);

•	operating income creates a strong focus during a turnaround on our goal of profitable growth and the underlying drivers of growth, revenues and cost control;

•	operating income is a performance measure that can be more directly affected by our executives’ strategic and operational decisions compared to many other performance metrics, including those based on stock price, which are often influenced by general market conditions and other factors outside of an executive’s influence; and

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•	operating income is the measure used by our CEO to assess executive performance.

Reinstated Bonus Program Caps. The Compensation Committee modified the fiscal 2012 performance-based annual bonus program to reinstate caps on the amount of bonus which could be paid under the program, and to eliminate sales multipliers. Caps are also in place for, and no multipliers apply to, our 2013 bonus program.

Reaffirmed Transparency. As part of our stockholder outreach, we discussed with our stockholders our desire to provide transparency into our Board’s and Compensation Committee’s decision making process. The discussion in this Compensation Discussion and Analysis underscores our commitment to that transparency.

Realized Compensation as the Compensation Yardstick

As stated earlier, our Board and Compensation Committee believe that compensation should be measured and evaluated on a basis that reflects actual performance and actual compensation received. The table below illustrates the 5-year time horizon and the focus on realized compensation that the Board and Compensation Committee employed.

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CEO COMPENSATION

(Realized Compensation on a Yearly Basis) (1)

Paid/Vested	2010 Realized	2011 Realized		2012 Realized		2013 To be Realized (2)		2014 Assuming FY 13 Performance Targets Are Met		2014 Assuming FY 13 Performance Targets Are Not Met
Salary	$1,000,000	$1,000,000		$1,100,000		$1,100,000		$1,100,000		$1,100,000
Bonus	-	1,000,000	(3)	-		1,227,600	(4)	1,320,000	(5)	-
Time Vested Stock Awards (TRSUs)		1,489,904	(6)	4,284,170	(6)	5,176,208	(6)	4,548,830	(7)	4,548,830	(7)
Performance-Based Stock Awards (PRSUs)	-	-		-		-		10,692,110	(8)	5,124,185	(9)
TOTAL	$1,000,000	$3,489,904		$5,384,170		$7,503,808		$17,660,940	(7)(8)	10,773,015	(7)(9)

2-year average		$2,244,952
3-year average				$3,291,358
4-year average						$4,344,470
5-year average								$7,007,764		$5,630,179

(1)         Table shows compensation actually received (realized) in 2010, 2011 and 2012, and compensation to be received (realized) in 2013. Our CEO’s remaining compensation opportunity for 2014 is shown in the Table (i) assuming that our operating income targets are met for fiscal 2013, resulting in a bonus paid at target in April 2014 and PSRUs for fiscal 2013 vesting at target in February 2014 and (ii) assuming that the operating income targets are not met for fiscal 2013.

(2)         The $1,100,000 salary is provided for in Ms. Elfers’ amended employment agreement, the $1,227,600 bonus was earned for fiscal 2012 (at 93% of target) and was paid in April 2013, and the $5,689,550 of TRSUs vested in January, March and April 2013. PRSUs earned in fiscal 2012 at 93% of target do not vest until February 2014.

(3)         Guaranteed bonus for fiscal 2010 provided for in Ms. Elfers’ initial employment agreement, paid in April 2011.

(4)         2012 bonus earned at 93% of target, paid in April 2013.

(5)         2013 bonus assumed earned at target, to be paid in April 2014.

(6)         Valued at the closing stock price on the applicable vesting dates in January, March and April of the applicable year.

(7)         Assumes a $55 stock price to value the 82,706 TRSU shares which will vest in January and March 2014.

(8)         Assumes a $55 stock price to value the 194,402 PRSU shares which will vest in 2014 (consists of 93,167 PRSU shares earned for fiscal 2012 at 93% of target and assumes 101,235 PRSU shares are earned at target for fiscal 2013).

(9)         Assumes a $55 stock price to value the 93,167 PRSU shares which will vest in 2014 (consists of PRSUs earned for fiscal 2012 at 93% of target).

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As a point of comparison, the following table sets forth (i) our CEO’s realized compensation (i.e., excluding forfeited performance-based equity awards and unearned performance-based annual incentive bonus) in the last three years, (ii) the total direct compensation (TDC) at the 25th, median and 75th percentiles for the CEOs in our Peer Group of companies, as reported in those companies’ Summary Compensation Tables for 2010 and 2011 (as of the date of this Proxy Statement, 2012 data was not yet available), and (iii) our CEO’s TDC for the last three fiscal years as reported in the Summary Compensation Table set forth later in this Proxy Statement.

	The Children’s Place CEO Realized Compensation
		CEO TDC as Reported in Summary Compensation Tables
		Peer Group			The Children’s
Period		25th	Median	75th	Place
2010	$1,000,000	$3,622,226	$4,987,593	$6,166,243	$2,168,900
2011	3,489,904	4,799,079	5,801,854	10,352,019	11,125,463
2012	5,384,170	Not available	Not available	Not available	17,212,902

As shown in the table above, our CEO’s realized compensation is significantly lower (approximately 69% in both 2011 and 2012) than the amount reported in our Summary Compensation Table, including because realized compensation reflects the forfeiture of performance-based equity awards as a result of the Company not achieving the adjusted operating income target required to earn them. We believe this disparity between realized and reported compensation demonstrates the rigorous pay-for-performance element of our CEO’s compensation program. This table also shows how our CEO’s compensation from a realized and a reported perspective compares to Peer Group compensation as reported in their Summary Compensation Tables.

BEST PRACTICES

We ensure that our executive compensation programs reflect best practices and remain tightly aligned with the interests of our stockholders, including as a result of:

•	Peer Group Review. In fiscal 2012, the Compensation Committee, with the advice of Towers Watson, reviewed and reconstituted the Company’s Peer Group. The objective was to continue the Company’s long-standing practice of constructing a group of industry-appropriate companies (i) who are similar in size to us in terms of revenues and market capitalization, (ii) with whom we compete for executive talent, and (iii) who are affected by similar competitive pressures, consumer tastes and preferences, raw material costs, sourcing and production dynamics, effects of severe weather and other weather patterns on sales and margins, and other common factors.

•	Stock Ownership Guidelines. Stock ownership guidelines are in place for our non-employee directors and our CEO.

•	Clawback. Our 2011 Equity Incentive Plan and our annual management bonus program now provide for the recovery (“clawback”) of excess incentive compensation in the event of a certain occurrences, including the restatement of our financial statements due to material noncompliance with financial reporting requirements.

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•	No Tax Gross-Ups. Our executives do not receive tax gross-up payments for “golden parachute” excise tax or other payments, except in connection with certain standard relocation expenses.

•	Policy Against Hedging and Pledging. Directors, officers and employees are prohibited from engaging in hedging or derivative transactions involving our common stock, and are prohibited from pledging our common stock as collateral.

•	Modest Perquisites. We provide modest perquisites to our executives, including the NEOs. For fiscal 2012, perquisites (excluding one-time relocation costs) represented less than 1% of our CEO’s and each of our other NEOs’ total compensation, at target.

•	Emphasis on the Long Term. In fiscal 2012, the Company continued its long-standing practice of emphasizing the long-term component of compensation. For fiscal 2012, at target, long-term equity awards (time vesting and performance–based) at their grant date value constituted approximately 86% of the compensation opportunity of our CEO.

A final noteworthy event occurred in fiscal 2012. The leadership and composition of our Compensation Committee changed. Joseph Gromek was appointed as Chair of the Compensation Committee in May 2012. Mr. Gromek brings with him years of experience as the former chief executive officer of The Warnaco Group and as the current chairman of the compensation committees of two other public companies, Wolverine World Wide, Inc. and Tumi Holdings, Inc. Susan Patricia Griffith was appointed as a member of our Board and Compensation Committee in October 2012. Ms. Griffith has an extensive background in executive compensation, benefit and related programs given her years of experience as the senior human resources executive at The Progressive Corporation, a NYSE listed insurance company included in the S&P 500. Norman Matthews, our Chairman of the Board, will continue as a member of our Compensation Committee. Mr. Matthews brings with him over four decades of service as a senior executive of publicly traded companies and over 20 years of experience as a public company board member.

*         *         *         *

PEER GROUP

The Company uses comparative executive compensation data from a group of other leading specialty retail companies in our size range and which share with us similar competitive characteristics as a point of reference in designing our compensation programs and in setting compensation levels. This group of companies is referred to in this Compensation Discussion and Analysis as our “Peer Group.” We do not use this data as a single determinative factor, but rather as an external check to verify that our executive compensation programs are reasonable and competitive in light of compensation practices at similarly situated companies.

The Compensation Committee strongly believes that to be a useful benchmarking tool, our peer group must be comprised of companies with whom we (i) share similar size characteristics in terms of revenues and market capitalization, (ii) compete for executive talent and (iii) share an industry commonality and, therefore, are affected by similar competitive pressures, consumer tastes and preferences, raw material costs, sourcing and production dynamics, effects of severe weather and other weather patterns on sales and margins, and other common factors.

In fiscal 2012, the Compensation Committee, with the assistance of Towers Watson, reviewed our then existing 16-company Peer Group and made the following changes:

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•	Removed three companies which were recently acquired by other larger companies or which went private.

•	Compared the size of the remaining 12 companies to our size. Utilizing a Towers Watson’s analysis which we understand is consistent with the parameters used by proxy advisory firms (namely revenues of between 0.5x and 2.0x our revenues and a market capitalization of between 0.2x and 5.0x our market capitalization), an additional four companies were removed from our Peer Group as either being too large or too small.

•	The Compensation Committee then selected seven replacement companies from a pool of 106 companies contained in two, six digit Global Industry Classification Standard (GICS) lists of companies (Specialty Retail, and Textiles, Apparel & Luxury Goods). The seven selected companies fit the above-mentioned size parameters and, importantly, are what the Compensation Committee and Towers Watson believe to be industry-appropriate for the Company.

•	As a final step, the Compensation Committee confirmed that the nine remaining companies from our fiscal 2011 Peer Group of 16 companies continued to meet the size and industry-appropriate criteria.

Following this process, the Compensation Committee approved the following companies as our Peer Group:

Aeropostale	DSW
American Eagle Outfitters	Express
ANN	Finish Line*
Ascena Retail Group	Fifth & Pacific Companies*
Buckle	G-III Apparel Group*
Carter’s	Jos. A. Bank Clothiers*
Cato*	Stage Stores*
Chico’s FAS	Quicksilver*

COMPENSATION OBJECTIVES

We operate in the fast-paced and highly-competitive specialty apparel retail industry. To be successful, we must attract and retain key management talent who thrive in this environment. We set high goals and expect superior performance from these individuals. Our executive compensation structure is designed to support this culture. As such, our executive compensation and benefit programs are designed to:

*	Cato, Finish Line, Fifth & Pacific, G-III Apparel, Jos. A. Bank Clothiers, Stage Stores and Quicksilver replaced Abercrombie & Fitch, Charming Shoppes, Collective Brands, New York & Company, Pacific Sunwear, Talbots, and Urban Outfitters in the Peer Group.

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•	Drive high performance to achieve financial and operational goals and to create long-term stockholder value;

•	Reflect our strong team-based culture;

•	Provide compensation opportunities that are competitive with those offered by similar specialty apparel retail organizations and other companies with which we compete for high caliber executive talent;

•	Be cost-efficient and fair to employees, management and stockholders; and

•	Be effectively communicated to and understood by program participants.

ELEMENTS OF COMPENSATION PROGRAM

Our executive compensation program consists of the following elements:

Base Salary

Base salaries are designed to provide a reasonable, competitive level of fixed compensation. The base salaries of our NEOs were, on average, at approximately the median of our Peer Group. We believe that setting salaries in the median range (or above) mitigates the incentive that might otherwise exist for an executive to support short-term focused or higher-risk business strategies if fixed compensation were set below the median.

Performance Targets

At the beginning of fiscal 2012, the Compensation Committee set specific adjusted operating income goals (threshold, target and maximum) for purposes of the annual incentive opportunity (cash bonus) and long-term performance-based incentive awards (equity) for executives, including the NEOs, and other members of management. In order to set realistic, achievable goals designed to encourage incremental growth, these goals were set based on the actual operating income achieved in fiscal 2011. This approach to goal setting was viewed favorably by our stockholders during our stockholder outreach effort.

Our Compensation Committee, in consultation with members of management and Towers Watson, and taking into account the feedback it received from our stockholder outreach effort, has reaffirmed that operating income is the most appropriate financial measure for the Company’s performance-based incentive programs. See the discussion above under the caption “Stockholder Outreach” for the reasons for this reaffirmation. The specific adjusted operating income goals set annually by the Compensation Committee are compared to the operating income set forth in the Company’s annual audited consolidated statements of operations for the applicable fiscal years in the performance period, adjusted to exclude any effect of a change in accounting principles and any one-time or unusual items eliminated by the Company and disclosed by the Company on a quarterly basis in its earnings press releases, which are also filed with the SEC as an exhibit to Current Reports on Form 8-K.

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Set forth below are the adjusted operating income targets which were applicable to performance-based incentive awards, both annual and long-term, in fiscal 2012:

Measure of Performance	Threshold 50% of target award	Target 100% of target award	Maximum 200% of target award
Adjusted Operating Income (millions)	$ 102.9	$ 119.0	$ 131.5

Annual Incentives—Cash Bonuses

Cash bonuses are designed to reward performance over a one-year period against a pre-established financial performance measure set by the Compensation Committee. Achievement of the financial performance measure is determined by the Compensation Committee based on audited financial results available early in the following year in accordance with a set formula based on actual achievement against the pre-established target.

Our executives, including the NEOs, are each assigned a bonus award opportunity, which is expressed as a percentage of base salary. For fiscal 2012, the formula-driven award payouts ranged from zero, if performance fell below Threshold, 100% of Target if the adjusted operating income performance Target was met, to a Maximum of 200% of Target.

As a result of the Company’s actual adjusted operating income for fiscal 2012 of approximately $114 million, the NEOs (other than Mr. Poole) received an incentive cash bonus for fiscal 2012 at 93% of their respective target bonus award opportunities. For fiscal 2012, Mr. Poole was paid a signing bonus of $200,000 and a guaranteed annual bonus at target of $330,000, all as called for by the terms of his sign-on arrangements with the Company entered into in September 2012.

The table below summarizes the annual incentive program in fiscal 2012 for our continuing NEOs:

Name/Title	% of Salary as Target	Annual Bonus paid for Fiscal 2012
Jane Elfers, President and Chief Executive Officer	120%	$ 1,227,600
Michael Scarpa, Executive Vice President, Chief Financial Officer	60	(1)
Natalie Levy, Executive Vice President, Merchandising and Design	60	355,446
Gregory Poole, Senior Vice President, Global Sourcing	60	330,000
Lawrence McClure, Senior Vice President, Human Resources	40	158,100
John Taylor, Vice President, Finance	25	72,075

(1)        Mr. Scarpa joined the Company on November 26, 2012 and will participate in the annual incentive program starting with fiscal 2013.

Long-Term Incentives – Equity Awards

The Company’s long-term incentive compensation is designed to focus our eligible executives on long-term performance, reward their contribution to our long-term growth, and align their interests with those of our stockholders. Long-term equity grants are a significant component of total compensation for our executives, including the NEOs.

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During fiscal 2012, we granted time and performance-based awards under our 2011 Plan. We use two types of long-term incentives, each paid in the form of shares of Common Stock: time vested restricted stock units (“TRSUs”) (which vest ratably over three years if the recipient remains employed) and performance-based restricted stock units (“PRSUs”) (which also include a deferred pay-out component such that, if earned, performance shares will be paid out on later dates). We typically award these equity awards once a year in the first quarter of our fiscal year, although these equity awards are also awarded as part of new employment sign-on awards. At February 2, 2013 (the end of our 2012 fiscal year), there were 1,687,510 shares available for grant under our 2011 Plan.

As discussed above, the Compensation Committee approved a newly designed long-term incentive program which employs a three-year performance period. Beginning with fiscal 2013, the newly designed program provides for (i) a 3-year performance period, (ii) limited 1-year opportunities which, if earned, are “banked,” pending vesting at the end of the 3-year period, provided the participant remains employed with the Company, (iii) adjusted operating income targets for fiscal years 1, 2 and 3 and a cumulative 3-year target, and (iv) vesting (delivery) of all earned shares following the third fiscal year of the program. The new LTI program will also be applicable to performance-based stock awards to our CEO following the fiscal 2013 and 2014 awards called for by her amended employment agreement.

Time-Vested Stock Awards

In general, time-vested stock awards (TRSUs) are subject to annual vesting in three equal installments beginning on the first anniversary of the date of the award. The three-year vesting period underscores the long-term focus of this award program and is designed to retain and motivate the NEOs and other Company executives.

During fiscal 2012, TRSU awards were made to Messrs. Scarpa and Poole in connection with their initial employment by the Company and to each of Ms. Levy and Messrs. McClure and Taylor as part of our annual long-term incentive award grants to eligible employees. In addition, in fiscal 2012, Ms. Elfers received TRSU awards under her amended employment agreement and as part of our annual long-term incentive award grants (see “CEO Compensation” below).

See the “Grants of Plan-Based Awards” table below for the number of TRSU awards granted to NEOs in fiscal 2012. See the “Option Exercises and Stock Vested” table below for the number of shares of time-vested stock that vested to Ms. Elfers, Ms. Levy, Mr. McClure and Mr. Taylor during fiscal 2012 arising out of prior fiscal year grants.

Performance-Based Stock Awards

Performance-based awards (PRSUs) are used to motivate decision-making designed to achieve key business objectives. Performance-based awards ensure that payouts are tied directly to a pre-established performance measure (adjusted operating income) which is critical to the achievement of stockholder value. As mentioned earlier, the operating income measure was selected to create a strong focus on our overall profit goal and the underlying drivers of revenues and cost control. Given that the payouts under the performance-based stock awards are dependent on the achievement of an operational goal that is directly influenced by the performance of management, these awards are intended to ensure that volatility in stock price does not create an incentive for an executive to support short-term focused or higher-risk business strategies at the expense of stable, long-term growth.

For fiscal 2012, the NEOs (other than Mr. Scarpa, given that he joined the Company late in the fiscal year) were granted PRSU awards having a one-year performance cycle and, if earned based on achieving a performance target, a cliff vesting in April 2015 (in the case of our CEO, in February 2014), provided that the applicable NEO is employed at that time. Mr. Poole received his PRSU award in connection with his initial employment by the Company, Ms. Levy and Messrs. McClure and Taylor received their PRSU awards as part of our annual long-term incentive award grants to eligible employees, and Ms. Elfers received her PRSU award under her amended employment agreement (see “CEO Compensation” below).

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As a result of the Company’s adjusted operating income for fiscal 2012 of approximately $114 million, the NEOs earned PRSUs at 93% of their respective target opportunities, which shares will vest and be delivered to the NEOs in April 2015 (February 2014 in the case of the CEO), provided such persons are employed at the time.

See the discussion above under the heading “Long-Term Incentives – Equity Awards” for information concerning our newly adopted long-term incentive program utilizing a three-year performance period.

Benefits and Perquisites

In addition to the three primary components of compensation discussed above, the Company provides its executives, including the NEOs, and other members of management, with the same employee benefits other employees receive, including matching contributions to our 401(k) plan, health insurance coverage and life insurance coverage. In addition, they receive an opportunity to participate in our deferred compensation plan, an opportunity to purchase group long-term disability coverage and supplemental disability coverage, and certain perquisites. These perquisites are modest and, for fiscal 2012, represented less than 1% each of our NEOs’ total compensation at target (excluding one-time relocation costs). In the case of Ms. Elfers, under her amended employment agreement, these perquisites consisted primarily of the use of a Company car and driver, as well as financial planning and tax preparation services, payment or reimbursement for the premium cost of supplemental life insurance, and payment or reimbursement for the premium cost of supplemental long-term disability insurance. For more information on perquisites provided to the NEOs in fiscal 2012, see the “Summary Compensation Table” below. Any personal income taxes due as a result of these perquisites are the responsibility of the NEOs – we do not provide tax gross-ups to our executives, including the NEOs (other than in connection with certain relocation expenses).

The compensation and benefits payable to the NEOs in the event of termination or a change in control are described below under “Potential Payments Upon Termination or Change in Control”. The Company’s discretionary severance guidelines are designed to offer our employees fair and adequate replacement income based upon market practice. In general, the NEOs participate under the same severance guidelines that are applied to other employees. In addition, the Compensation Committee has approved change in control severance agreements with certain of our executive officers (other than our CEO, who is entitled to change in control severance benefits under her amended employment agreement). These agreements are intended to achieve our objective of attracting and retaining strong talent by offering competitive compensation and protections and motivating executives to concentrate on building stockholder value. The potential payments and benefits under these various programs did not influence the decisions discussed in this Compensation Discussion and Analysis regarding the setting of salary, annual bonus and long-term incentives for the NEOs since these programs serve very different purposes.

Stock Ownership Guidelines

The Board believes it is important that our directors and our CEO have, and are recognized both internally and externally as having, long-term financial interests that are aligned with those of the Company’s stockholders. Accordingly, the Company has stock ownership guidelines applicable to our non-employee directors and our CEO.

The guideline for our CEO provides that she is to own a number of shares of Common Stock having a value equal to three times her annual base salary, that she has five years from the adoption of the guideline (December 2011) to comply with the ownership requirement, and that ownership is defined to be shares owned, performance shares earned, but not delivered, and unvested time-vested stock awards. Failure to meet or, in unique circumstances, to show sustained progress toward meeting this stock ownership guideline may be a factor considered by the Compensation Committee in determining future long-term incentive equity grants and/or appropriate levels of incentive compensation.

The guideline for our non-employee directors is three times the amount of the annual cash retainer paid to these directors, calculated as of the later of the date the guideline was adopted (February 2011) and the date the director is elected to the Board. These directors are required to achieve the ownership guideline within three years of joining the Board, or, in the case of directors serving at the time the guideline was adopted, within three years of the date of adoption of the guideline.

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Policies and Provisions Concerning Equity Grants, Recovery of Incentive Compensation and Hedging.

Equity Grant Policy. We make equity awards pursuant to our Policy Regarding Awards of Equity-Vested Incentives to Executive Officers and Other Employees (the “Equity Grant Policy”), which was adopted by our Board in 2007. The Equity Grant Policy applies to all awards of equity compensation to employees and sets forth procedures with respect to the granting, reporting, documenting and timing of awards. The Equity Grant Policy is intended to help ensure that all equity awards are made in accordance with applicable laws, are properly accounted for and disclosed, and are otherwise handled in accordance with the Board’s intentions and good business practices. Subject to oversight by the Board, the Compensation Committee is charged with supervising the application by management of the Equity Grant Policy.

Under the Equity Grant Policy, all awards must be approved by the Compensation Committee, which must approve the recipient, the number of shares involved in the award (or a formula for determining the number of shares) and all other material terms before the award is given effect, except that, as permitted by the Equity Grant Policy, the Compensation Committee has delegated the granting of equity awards to associates other than senior officers or members of the Board to a committee of three senior executive officers who, during fiscal 2012, consisted of our CEO, Senior Vice President, Human Resources and Senior Vice President, General Counsel.

Recovery (“Clawback”) of Incentive Compensation. Our 2011 Plan provides that an equity award agreement adopted by the Compensation Committee may provide for the recovery (“clawback”) of long-term incentive compensation awards under the 2011 Plan in certain circumstances. The Compensation Committee has adopted an equity award agreement under the 2011 Plan which provides that, in the event of a restatement of our financial statements due to a material noncompliance with financial reporting requirements, awardees are required to promptly return to us any compensation received by them under the award agreements which is in excess of what they would have been received if the compensation had been calculated using the restated results. In addition, our management incentive bonus plan adopted by the Compensation Committee in February 2013 also provides for the clawback of bonuses in certain circumstances, including a restatement of our financial statements.

Under Section 304 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), if the Company is required to prepare an accounting restatement due to a material noncompliance, as a result of misconduct, with any financial reporting requirement under the securities laws, our Chief Executive Officer and Chief Financial Officer must reimburse us for any bonus or other incentive based or equity-based compensation received by them during the 12-month period following the first public issuance or filing with the SEC (whichever first occurs) of the document embodying that restatement, and any profits realized by them from the sale of the Company’s securities during that 12-month period. In the event of any future restatement, we will rely on an evaluation by the Board, after receiving advice of counsel, as to whether the circumstances giving rise to any restatement of the Company’s financial statements warrant our seeking to recover any compensation from executives.

Under Section 954 of Dodd-Frank, the SEC is to direct national securities exchanges to prohibit the listing of any security of an issuer if that issuer fails to develop and implement a policy providing that, in the event that the issuer is required to prepare an accounting restatement due to the material noncompliance of the issuer with any financial reporting requirement under the securities laws, the issuer will recover from any current or former executive officer of the issuer who received incentive based compensation during the three-year period preceding the date on which the issuer is required to prepare an accounting statement, based on erroneous data, in excess of what would have been paid to the executive officer under the accounting restatement. SEC rule making, and the related issuance of listing rules by national securities exchanges, is required before Section 954 of Dodd-Frank will become operable.

Anti-Hedging and Anti-Pledging Policy. Section 955 of Dodd-Frank directs the SEC to adopt rules concerning proxy statement disclosure of whether employees and directors of public companies are permitted to purchase financial instruments to hedge or offset any decrease in market value of shares granted by the public company as compensation or otherwise held by such person. SEC rule making is required before Section 955 of Dodd-Frank will become operable.

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The Company has a policy prohibiting directors, officers and employees from engaging in hedging and other derivative transactions involving our common stock, as well as prohibiting the pledging of Company stock as collateral (which policy will be reviewed following future SEC rule making in connection with Section 955 of Dodd-Frank).

Change in Control Arrangements.

For a discussion of our change in control arrangements, see “CEO Employment Agreement” and “Change in Control Agreements” below.

Tax and Accounting Considerations

Section 162(m) of the Code limits the tax deductibility of certain compensation paid to NEOs. This provision disallows the deductibility of certain compensation to our NEOs in excess of $1 million per year unless it is considered performance-based compensation under the Code. We generally endeavor to pay compensation to the NEOs that is tax deductible to the Company under Section 162(m) of the Code; however, we may forgo any or all of the tax deduction if we believe it to be in our best long-term interests and that of our stockholders. The Company believes that all performance-based long-term incentives and annual incentives granted to NEOs qualify as performance-based compensation under Section 162(m) of the Code, but that time-vested long-term incentives granted to them do not.

Other provisions of the Code can also affect compensation decisions. Section 409A of the Code, which governs the form and timing of payment of deferred compensation, imposes sanctions, including a 20% penalty and an interest penalty, on the recipient of deferred compensation that does not comply with Section 409A. The Compensation Committee takes into account the potential implications of Section 409A in determining the form and timing of compensation awarded to executives and strives to structure any nonqualified deferred compensation plans or arrangements to be exempt from or to comply with the requirements of Section 409A.

Section 280G of the Code disallows a company’s tax deduction for payments received by certain individuals in connection with a change in control to the extent that the payments exceed an amount approximately three times their average annual compensation and Section 4999 of the Code imposes a 20% excise tax on those payments. The Compensation Committee takes into account the potential implications of Sections 280G and 4999 in determining potential payments to be made to executives in connection with a change in control. Nevertheless, to the extent that certain payments upon a change in control are classified as excess parachute payments, such payments may not be deductible pursuant to Section 280G and may be subject to the excise tax under Section 4999.

No “golden parachute” tax gross-ups. The Company does not provide tax gross-ups for any “golden parachute” excise tax payable under Section 4999 of the Code. Rather, upon a termination of employment in connection with a change in control that gives rise to the payment of severance, the NEOs and other executives party to the Company’s change in control severance agreements (and Ms. Elfers pursuant to her amended employment agreement) will receive the greater of (i) the largest portion of the payment that is not subject to a “golden parachute” excise tax under Section 4999 of the Code or (ii) the full amount of the payment if the net-after-excise tax amount retained by the executive would exceed the amount in clause (i). See “CEO Employment Agreement” and “Change in Control Agreements” below.

CEO Compensation

The Company and Jane Elfers, our CEO, entered into a three-year employment agreement in December 2009. In March 2011, the Company and Ms. Elfers entered into an amended and restated employment agreement (the “amended employment agreement”) for an extended term expiring on April 15, 2015, with automatic one-year renewals unless either party gives the other 90 days written notice prior to the expiration of a term. In connection with the amended employment agreement, the Compensation Committee worked with Hay Group, our independent compensation consultant at the time, to analyze the compensation arrangements for Ms. Elfers, including as compared to CEOs in our Peer Group at the time.

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The amended employment agreement was approved by the Board following its receipt of a recommendation for approval from the Compensation Committee. In making its recommendation of approval to the Board, the Compensation Committee took into account the financial and operational results achieved by Ms. Elfers and her management team, the significant progress the Company had made during Ms. Elfers’ tenure on our key strategic growth initiatives, as well as the depth of experience and talent of the senior management team that Ms. Elfers had assembled since joining the Company in January 2010. The Compensation Committee (and the Board) determined that it was important and in the best interests of our customers, employees and stockholders to provide both for continuity in strong and effective leadership and for appropriate performance-based and other incentives to motivate and retain that leadership.

Set forth below under the heading “CEO Employment Agreement” is a discussion of certain of the terms contained in the amended employment agreement. These terms include an extension of the term of Ms. Elfers’ employment with us to address the Compensation Committee’s (and the Board’s) continuity objective. These terms also include the grant and agreement to grant to Ms. Elfers time-vested stock awards to address the retention objective, and performance-based stock awards to address the motivation objective.

In keeping with the Compensation Committee’s emphasis on the long-term, long-term equity incentives, at target, comprised approximately 85% of Ms. Elfers’ annual compensation, at target, in fiscal 2012. The remaining approximately 15% is comprised of base salary, cash bonus, at target, benefits and perquisites. Also, in keeping with our pay-for-performance philosophy, Ms. Elfers’ performance-based stock awards, at target, comprise two-thirds (2/3) of all stock awards (performance-based and time-vested) required to be granted to Ms. Elfers over the term of the amended employment agreement pursuant to its terms. The base salary and annual cash bonus provided for in the amended employment agreement were, at the time the amended employment agreement was entered into, at the median of that paid to CEOs in our Peer Group at the time.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis and, based on such review and discussion, recommended to our Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for fiscal 2012 and this Proxy Statement.

The foregoing Compensation Committee report has been submitted by the members of the Compensation Committee: Joseph Gromek (Chair), Susan Patricia Griffith and Norman Matthews.

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Summary Compensation Table

The following table shows the compensation of the Company’s President and Chief Executive Officer (our principal executive officer), our principal financial officers, and the three other most highly compensated executive officers (NEOs) for fiscal 2012 and, to the extent any of these officers was an NEO in the prior years, for fiscal 2010 and fiscal 2011.

Name and Principal Position	Year	Salary (1)	Bonus	Stock Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation		Total

Jane Elfers	2012	$1,080,769	-	$14,767,986	$1,227,600	$136,547	(4)	$17,212,902
President and Chief	2011	1,000,000	-	9,999,978	-	125,485	(5)	11,125,463
Executive Officer	2010	1,000,000	1,000,000	-	-	168,900	(6)	2,168,900

Michael Scarpa	2012	$97,500	-	$1,000,027	-	$425	(8)	$1,097,952
Executive Vice President, Chief Financial Officer (7)

Natalie Levy	2012	$633,346	$-	$1,525,760	$355,446	$69,806	(10)	$2,584,358
Executive Vice President,	2011	614,583	-	1,053,900	-	225,405	(11)	1,893,888
Merchandising and Design (9)	2010	388,462	35,000	726,525	217,560	4,467	(12)	1,372,014

Gregory Poole	2012	$179,808	$200,000	$600,400	$330,000	$34,475	(14)	$1,344,683
Senior Vice President,
Global Sourcing (13)

Lawrence McClure	2012	$422,500	$-	$953,600	158,100	$14,855	(16)	$1,549,055
Senior Vice President,	2011	409,629	-	632,340	-	12,931	(17)	1,054,900
Human Resources (15)	2010	353,846	30,000	340,350	112,000	6,736	(18)	$842,932

Steven Baginski	2012	$250,962	$-	$535,320	$-	$173,774	(20)	$960,056
Senior Vice President, Chief
Financial Officer (19)

John Taylor	2012	$308,462	$150,000	$178,800	$72,075	$9,766	(22)	$719,103
Vice President, Finance and	2011	299,692	-	210,780	-	9,723	(23)	520,195
Interim Principal Financial Officer (21)

Notes to the Summary Compensation Table

(1)         Includes amounts deferred under our Deferred Compensation Plan and 401(k) Plan.

(2)         The amounts shown relate to TRSUs and PRSUs. The stock award grant date fair value for both time-vested and performance-based stock awards is determined in accordance with “Compensation – Stock Compensation” topic of the Financial Accounting Standards Board’s Accounting Standards Codification, in the case of performance-based stock awards, based on the number of shares probable of vesting multiplied by the fair market value of our Common Stock on the grant date. For fiscal 2012, at the maximum possible vesting values, the performance-based stock awards set forth in this column, computed on the basis of the closing sales price of our Common Stock on the grant date, were $9,999,968, $1,144,320, $762,880, and $90,592 for Ms. Elfers, Ms. Levy, Mr. McClure and Mr. Taylor, respectively. For fiscal 2011, at the maximum possible vesting values, the performance-based stock awards set forth in this column, computed on the basis of the average of the high and low selling price of our Common Stock on the grant date, were $9,999,978, $1,264,680, $758,808, and $168,624 for Ms. Elfers, Ms. Levy, Mr. McClure and Mr. Taylor, respectively. For fiscal 2010, at the maximum possible vesting value, the performance-based stock award set forth in this column, computed on the basis of the average of the high and low selling price of our Common Stock on the grant date, was $473,050 for Ms. Levy and $340,350 for Mr. McClure. For more information, see Note 3 – Stock-Based Compensation in the accompanying Notes to Consolidated Financial Statements filed in our Annual Report on Form 10-K for our 2012 fiscal year.

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(3)         The amounts shown are incentives earned in accordance with the management incentive plan approved by the Compensation Committee at the beginning of each respective fiscal year. Amounts shown are for services performed during the fiscal year and paid during the subsequent fiscal year.

(4)         The amount shown includes $60,839 for a driver, $35,280 for driver reimbursements, $24,333 for a leased vehicle, $1,650 for tax preparation services, $7,319 for life insurance premiums and $7,126 for executive long term disability premiums.

(5)         The amount shown includes $57,429 for a driver, $16,346 for driver reimbursements, $26,199 for a leased vehicle, $1,067 for legal fees, $1,650 for tax preparation services, $9,251 for life insurance premiums, $6,417 in other reimbursements and $7,126 for executive long term disability premiums.

(6)         The amount shown includes $93,776 for a driver, $12,380 for driver reimbursements, $29,928 for a leased vehicle, $22,094 for legal fees, $3,500 for tax preparation services, $1,284 for life insurance premiums and $5,938 for executive long term disability premiums.

(7)         Mr. Scarpa commenced serving as our Executive Vice President, Chief Financial Officer on December 3, 2012.

(8)         The amount shown is for life insurance premiums.

(9)         Ms. Levy commenced serving as our Senior Vice President, Merchandising on June 1, 2010 and was promoted to Executive Vice President, Merchandising and Design on November 8, 2010.

(10)        The amount shown includes $41,898 for relocation expenses, $16,745 for relocation tax gross-ups, $3,722 for matching contributions under the Company’s 401(k) plan, $1,022 for life insurance premiums and $6,419 for executive long term disability premiums.

(11)        The amount shown includes $118,975 for relocation expenses, $99,007 for relocation tax gross-ups, $1,004 for life insurance premiums and $6,419 for executive long term disability premiums.

(12)        The amount shown is $553 for life insurance premiums and $3,914 for executive long term disability premiums.

(13)        Mr. Poole commenced serving as our Senior Vice President, Global Sourcing on September 24, 2012.

(14)        The amount shown includes $22,795 for relocation expenses, $10,422 for relocation tax gross-ups, $421 for life insurance premiums and $837 for executive long term disability premiums.

(15)        Mr. McClure commenced serving as our Senior Vice President, Human Resources on March 8, 2010.

(16)        The amount shown includes $6,275 for matching contributions under the Company’s 401(k) plan, $3,071 for life insurance premiums and $5,509 for executive long term disability premiums.

(17)        The amount shown includes $4,610 for matching contributions under the Company’s 401(k) plan, $2,812 for life insurance premiums and $5,509 for executive long term disability premiums.

(18)        The amount shown is $2,262 for life insurance premiums and $4,474 for executive long term disability premiums.

(19)        Mr. Baginski served as Chief Financial Officer of the Company from April 25, 2012 to November 26, 2012.

(20)        The amount shown includes $131,619 for relocation expenses, $38,781 for relocation tax gross-ups, $543 for life insurance premiums and $2,831 for executive long term disability premiums.

(21)        Mr. Taylor served as Interim Principal Financial Officer from February 10, 2011 to April 25, 2012 and again from November 26, 2012 to December 3, 2012.

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(22)        The amount shown includes $6,096 for matching contributions under the Company’s 401(k) plan, $454 for life insurance premiums and $3,216 for executive long term disability premiums.

(23)        The amount shown includes $6,197 for matching contributions under the Company’s 401(k) plan, $310 for life insurance premiums and $3,216 for executive long term disability premiums.

Grants of Plan-Based Awards

The following table shows information about the non-equity incentive awards, equity incentive awards and other stock awards that are reflected in the Summary Compensation Table for fiscal 2012 and that were granted to the NEOs who received such awards during fiscal 2012.

			ESTIMATED FUTURE PAYOUTS UNDER NON- EQUITY INCENTIVE PLAN AWARDS			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF	GRANT DATE FAIR VALUE OF STOCK
NAME	GRANT DATE		THRESHOLD ($) (1)	TARGET ($) (1)	MAXIMUM ($) (1)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)	STOCK OR UNITS (#)	AND OPTION AWARDS (2)
Jane Elfers			$660,000	$1,320,000	$2,640,000
President and Chief	1/30/12	(3)				50,090	100,180	200,360		$4,999,984
Executive Officer	3/30/12	(4)							96,768	5,000,003
	4/20/12	(5)							100,000	4,768,000

Michael Scarpa	12/3/12	(6)							20,463	$1,000,027
Executive Vice President,
Chief Financial Officer

Natalie Levy			$191,000	$382,200	$764,400
Executive Vice President,	4/20/12	(7)				6,000	12,000	24,000		$572,160
Merchandising and Design	4/20/12	(8)							20,000	953,600

Gregory Poole			$165,000	$330,000	$660,000
Senior Vice President, Global Sourcing	10/1/12	(9)							10,000	$600,400

Lawrence McClure			$85,000	$170,000	$340,000
Senior Vice President,	4/20/12	(10)				4,000	8,000	16,000		$381,440
Human Resources	4/20/12	(11)							12,000	572,160

Steven Baginski			$90,000	$180,000	$360,000
Senior Vice President,	6/1/12	(12)				2,400	4,800	9,600		$214,128
Chief Financial Officer	6/1/12	(13)							7,200	321,192

John Taylor			$38,750	$77,500	$155,000
Vice President, Finance and	4/20/12	(14)				475	950	1,900		$45,296
Interim Principal Financial Officer	4/20/12	(15)							2,800	133,504

Notes to the Grants of Plan-Based Awards Table

(1)          Amounts reflect bonuses available to be earned in accordance with our annual bonus plan approved by the Compensation Committee at the beginning of fiscal 2012.

(2)          Reflects the aggregate grant date fair value of the awards, computed in accordance with “Compensation – Stock Compensation” topic of the Financial Accounting Standards Board’s Accounting Standards Codification based on the fair value of our Common Stock on the date of grant. The estimated fair value of the performance-based awards is based upon the probable outcome of the performance conditions on the date that each award was communicated to each of our NEOs for the performance period and the fair market value of our Common Stock on that date.

(3)          Awarded pursuant to the terms of PRSUs granted under the Company’s 2011 Plan. The amounts shown reflect the number of shares of Common Stock able to be earned by Ms. Elfers based upon the achievement of the performance target for fiscal 2012. Earned PRSUs will vest on February 1, 2014, provided Ms. Elfers is employed by the Company on that date.

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(4)          Awarded pursuant to the terms of TRSUs granted under the Company’s 2011 Plan. These TRSUs vest 25%, 25% and 50% on the first, second and third anniversaries of the award date, provided Ms. Elfers is employed by the Company on the respective vesting dates.

(5)          Awarded pursuant to the terms of TRSUs granted under the Company’s 2011 Plan. Of the TRSUs awarded, one-third vest on the first, second and third anniversaries of the award date, provided Ms. Elfers is employed on the respective vesting dates.

(6)          Awarded pursuant to the terms of TRSUs granted under the Company’s 2011 Plan. Of the TRSUs awarded, one-third vest on the first, second and third anniversaries of the award date, provided Mr. Scarpa is employed on the respective vesting dates.

(7)         Awarded pursuant to the terms of PRSUs granted under the Company’s 2011 Plan. The amounts shown reflect the number of shares of Common Stock able to be earned by Ms. Levy based upon the achievement of the performance target for fiscal 2012. Earned performance shares will vest on the third anniversary of the award date, provided Ms. Levy is employed by the Company on that date.

(8)          Awarded pursuant to the terms of TRSUs granted under the Company’s 2011 Plan. Of the TRSUs awarded, one-third vest on each of the first, second and third anniversaries of the award date provided Ms. Levy is employed by the Company on the respective vesting dates.

(9)         Awarded pursuant to the terms of a TRSU granted under the Company’s 2011 Plan. Of the TRSUs awarded, one-third vest on each of the first, second and third anniversaries of the award date provided Mr. Poole is employed by the Company on the respective vesting dates.

(10)       Awarded pursuant to the terms of PRSUs granted under the Company’s 2011 Plan. The amounts shown reflect the number of shares of Common Stock able to be earned by Mr. McClure based upon the achievement of the performance target for fiscal 2012. Earned performance shares will vest on the third anniversary of the award date, provided Mr. McClure is employed by the Company on that date.

(11)      Awarded pursuant to the terms of TRSUs granted under the Company’s 2011 Plan. Of the TRSUs awarded, one-third vest on each of the first, second and third anniversaries of the award date, provided Mr. McClure is employed by the Company on the respective vesting dates.

(12)        Awarded pursuant to the terms of PRSUs granted under the Company’s 2011 Plan. The amounts shown reflect the number of shares of Common Stock able to be earned by Mr. Baginski based upon the achievement of the performance target for fiscal 2012. Earned performance shares will vest on the third anniversary of the award date, provided Mr. Baginski is employed by the Company on that date. Mr. Baginski ceased employment with the Company on November 26, 2012 and this award terminated.

(13)        Awarded pursuant to the terms of TRSUs granted under the Company’s 2011 Plan. Of the TRSUs awarded, one-third vest on each of the first, second and third anniversaries of the award date, provided Mr. Baginski is employed by the Company on the respective vesting dates. Mr. Baginski ceased employment with the Company on November 26, 2012 and this award terminated.

(14)        Awarded pursuant to the terms of PRSUs granted under the Company’s 2011 Plan. The amounts shown reflect the number of shares of Common Stock able to be earned by Mr. Taylor based upon the achievement of the performance target for fiscal 2012. Earned performance shares will vest on the third anniversary of the award date, provided Mr. Taylor is employed by the Company on that date.

(15)        Awarded pursuant to the terms of TRSUs granted under the Company’s 2011 Plan. Of the TRSUs awarded, one-third vest on each of the first, second and third anniversaries of the award date, provided Mr. Taylor is employed by the Company on the respective vesting dates.

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Outstanding Equity Awards at Fiscal Year-End

The following table contains information about equity awards held by the NEOs as of February 2, 2013 (the end of our 2012 fiscal year).

	Option Awards					Stock Awards
			Equity Incentive						Equity Incentive		Equity Incentive
	Number of	Number of	Plan Awards:						Plan Awards:		Plan Awards:
	Securities	Securities	Number of					Market Value of	Number of		Market or Payout
	Underlying	Underlying	Securities			Number of		Shares or Units	Unearned Shares,		Value of Unearned
	Unexercised	Unexercised	Underlying			Shares or Units		of Stock That	Units or Other		Shares, Units or
	Options	Options	Unexercised	Option Exercise	Option	of Stock That		Have Not	Rights That Have		Other Rights That
	(# )	(#)	Unearned Options	Price	Expiration	Have Not Vested		Vested	Not Vested		Have Not Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)		($)(1)	(#)		($)(1)
Jane Elfers						50,363	(2)	$ 2,494,479
President and Chief						96,768	(3)	4,792,919
Executive Officer						100,000	(4)	4,953,000
									100,180	(5)	$ 4,961,915

Michael Scarpa						20,463	(6)	$ 1,013,532
Executive Vice President,
Chief Financial Officer

Natalie Levy						1,666	(7)	$ 82,567
Executive Vice President,						1,666	(8)	82,517
Merchandising and Design						5,334	(9)	264,193
						20,000	(10)	990,600
						1,168	(11)	57,851
									12,000	(12)	$ 584,360

Gregory Poole						10,000	(13)	$ 495,300
Senior Vice President,
Global Sourcing

Lawrence McClure						1,250	(14)	$ 61,913
Senior Vice President,						3,200	(15)	158,496
Human Resources						12,000	(16)	594,360
						875	(17)	43,339
									8,000	(18)	$ 396,240

John Taylor						533	(19)	$ 26,399
Vice President, Finance						1,600	(20)	79,248
and Interim Principal						2,800	(21)	138,684
Financial Officer									950	(22)	$ 47,054

Notes to the Outstanding Equity Awards at Fiscal Year-End Table

(1)         Calculated based on $49.53 per share, which was the closing market price per share of the Company’s Common Stock as reported on the NASDAQ Stock Market on February 1, 2013.

(2)         Represents the unvested portion of a deferred stock award of 100,725 shares of Common Stock awarded to Ms. Elfers on March 28, 2011. Of the shares awarded, 50% vest on the first anniversary of the award date and 25% vest on each of the second and third anniversaries of the award date, provided Ms. Elfers is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2005 Equity Incentive Plan (the “2005 Plan”). Subsequent to February 2, 2013, 25,181 of the shares reflected in the table vested.

(3)         Represents unvested TRSUs representing 96,768 shares of Common Stock awarded to Ms. Elfers on March 30, 2012. Of the shares awarded, 25% vest on the first and second anniversaries of the award date and 50% vest on the third anniversary of the award date, provided Ms. Elfers is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2011 Plan. Subsequent to February 2, 2013, 24,192 of the shares reflected in the table vested.

(4)         Represents unvested TRSUs representing 100,000 shares of Common Stock awarded to Ms. Elfers on April 20, 2012. Of the shares awarded, one-third vest on the first, second and third anniversaries of the award date, provided Ms. Elfers is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2011 Plan. 33,334 of the shares reflected in the table will vest on April 20, 2013.

(5)         The amount shown reflects the target number of shares of Common Stock issuable to Ms. Elfers pursuant to PRSUs granted to her on January 30, 2012 based on the achievement of a performance target for fiscal 2012. Of the performance shares awarded, shares earned will vest on February 1, 2014, provided Ms. Elfers is employed by the Company on that date, subject to the terms and conditions of the 2011 Plan. In March 2013, the Compensation Committee determined that the performance target for fiscal 2012 was met at the 93% level, and, accordingly, Ms. Elfers earned 93,167 of these PRSUs.

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(6)         Represents unvested TRSUs representing 20,463 shares of Common Stock awarded to Mr. Scarpa on December 3, 2012. Of the shares awarded, one-third vest on each of the first, second and third anniversaries of the award date, provided Mr. Scarpa is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2011 Plan.

(7)         Represents the unvested portion of a deferred stock award of 5,000 shares of Common Stock granted to Ms. Levy on June 1, 2010. Of the deferred shares awarded, one-third vest on the first, second and third anniversaries of the award date, provided Ms. Levy is employed by the Company on the vesting date, subject to the terms and conditions of the 2005 Plan.

(8)         Represents the unvested portion of a deferred stock award of 5,000 shares of Common Stock granted to Ms. Levy on November 29, 2010. Of the deferred shares awarded, one-third vest on the first, second and third anniversaries of the award date, provided Ms. Levy is employed by the Company on the vesting date, subject to the terms and conditions of the 2005 Plan.

(9)          Represents the unvested portion of TRSUs representing 8,000 shares of Common Stock awarded to Ms. Levy on April 15, 2011. Of the shares awarded, one-third vest on each of the first, second and third anniversaries of the award date, provided Ms. Levy is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2011 Plan. 2,666 of the shares reflected in the table will vest on April 15, 2013.

(10)        Represents unvested TRSUs representing 20,000 shares of Common Stock awarded to Ms. Levy on April 20, 2012. Of the shares awarded one-third vest on the first, second and third anniversaries of the award date, provided Ms. Levy is employed by the Company on the respective vesting dates, subject to the term and conditions of the 2011 Plan. 6,666 of the shares reflected in the table will vest on April 20, 2013.

(11)        Represents the unvested portion of a performance stock award of 3,500 shares of Common Stock granted to Ms. Levy on June 1, 2010. The award amount was based upon the achievement of a performance threshold for fiscal 2010, as certified by the Compensation Committee in March 2011. Of the performance shares awarded, one-third vest on the first, second and third anniversaries of the award date, provided Ms. Levy is employed by the Company on the vesting date, subject to the terms and conditions of the 2005 Plan.

(12)        The amount shown reflects the target number of shares of Common Stock issuable to Ms. Levy pursuant to PRSUs awarded to her on April 20, 2012 based on the achievement of a performance target for fiscal 2012. Of the performance shares awarded, earned shares vest on the third anniversary of the award date, provided Ms. Levy is employed by the Company on the vesting date, subject to the terms and conditions of the 2011 Plan. In March 2012, the Compensation Committee determined that the performance target for fiscal 2012 was met at the 93% level, and, accordingly, Ms. Levy earned 11,160 of these PRSUs.

(13)        Represents unvested TRSUs representing 10,000 shares of Common Stock awarded to Mr. Poole on October 1, 2012. Of the shares awarded, one-third vests on each of the first, second and third anniversaries of the award date, provided Mr. Poole is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2011 Plan.

(14)        Represents the unvested portion of a deferred stock award of 3,750 shares of Common Stock granted to Mr. McClure on April 5, 2010. Of the deferred shares awarded, one-third vest on the first, second and third anniversaries of the award date, provided Mr. McClure is employed by the Company on the vesting date, subject to the terms and conditions of the 2005 Plan. Subsequent to February 2, 2013, the shares reflected in the table vested.

(15)        Represents the unvested portion of a deferred stock award of 4,800 shares of Common Stock granted to Mr. McClure on April 15, 2011. Of the deferred shares awarded, one-third vest on the first. second and third anniversaries of the award date, provided Mr. McClure is employed by the Company on the vesting date, subject to the terms and conditions of the 2005 Plan. 1,600 of the shares reflected in the table will vest on April 15, 2013.

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(16)        Represents unvested TRSUs representing 12,000 shares of Common Stock awarded to Mr. McClure on April 20, 2012. Of the shares awarded, one-third vests on the first, second and third anniversaries of the award date, provided Mr. McClure is employed by the Company on the respective vesting dates, subject to the term and conditions of the 2011 Plan. 4,000 of the shares reflected in the table will vest on April 20, 2013.

(17)        Represents the unvested portion of a performance stock award of 2,625 shares of Common Stock granted to Mr. McClure on April 5, 2010. The award amount was based upon the achievement of a performance threshold for fiscal 2010, as certified by the Compensation Committee in March 2011. Of the performance shares awarded, one-third vest on the first, second and third anniversaries of the award date, provided Mr. McClure is employed by the Company on the vesting date, subject to the terms and conditions of the 2005 Plan. Subsequent to February 2, 2013, the shares reflected in the table vested.

(18)        The amount shown reflects the target number of shares of Common Stock issuable to Mr. McClure pursuant to PRSUs awarded to him on April 20, 2012 based on the achievement of a performance target for fiscal 2012. Of the performance shares awarded, earned shares vest on the third anniversary of the award date, provided Mr. McClure is employed by the Company on the vesting date, subject to the terms and conditions of the 2011 Plan. In March 2012, the Compensation Committee determined that the performance target for fiscal 2012 was met at the 93% level, and, accordingly, Mr. McClure earned 7,440 of these PRSUs.

(19)        Represents the unvested portion of a deferred stock award of 1,600 shares of Common Stock granted to Mr. Taylor on September 21, 2010. Of the deferred shares awarded, one-third vest on the first, second and third anniversaries of the award date, provided Mr. Taylor is employed by the Company on the vesting date, subject to the terms and conditions of the 2005 Plan.

(20)        Represents the unvested portion of a deferred stock award of 2,400 shares of Common Stock granted to Mr. Taylor on April 15, 2011. Of the shares awarded, one-third vest on each of the first, second and third anniversaries of the award date, provided Mr. Taylor is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2005 Plan. 800 of the shares reflected in the table will vest on April 15, 2013.

(21)        Represents unvested TRSUs representing 2,800 shares of Common Stock awarded to Mr. Taylor on April 20, 2012. Of the shares awarded, one-third will vest on the first, second and third anniversaries of the award date, provided Mr. Taylor is employed by the Company on the respective vesting dates, subject to the term and conditions of the 2011 Plan. 933 of the shares reflected in the table will vest on April 20, 2013.

(22)        The amount shown reflects the target number of shares of Common Stock issuable to Mr. Taylor pursuant to PRSUs granted to him on April 20, 2012 based on the achievement of a performance target for fiscal 2012. Of the PRSUs awarded, shares earned will vest on the third anniversary of the award date, provided Mr. Taylor is employed by the Company on the vesting date, subject to the terms and conditions of the 2011 Plan. In March 2012, the Compensation Committee determined that the performance target for fiscal 2012 was met at the 93% level, and, accordingly, Mr. Taylor earned 884 of these PRSUs.

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Option Exercises and Stock Vested

The following table contains information about the number of shares acquired and value realized during fiscal 2012 upon the exercise or vesting of equity awards previously granted to each of the NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(1)
Jane Elfers	—	—	31,085	(2)	$1,435,194
President and Chief			50,362	(3)	2,618,069
Executive Officer

Natalie Levy	—	—	1,666	(4)	$74,787
Executive Vice President,			1,166	(5)	52,342
Merchandising and Design			1,667	(6)	81,191
			2,666	(7)	130,261

Lawrence McClure	—	—	1,250	(8)	$64,813
Senior Vice President,			875	(9)	45,369
Human Resources			1,600	(10)	78,176

John Taylor	—	—	833	(11)	$50,230
Vice President, Finance and			533	(12)	32,140
Interim Principal Financial Officer			800	(13)	39,088

Notes to the Option Exercises and Stock Vested Table

(1)         Represents the aggregate dollar amount realized based upon the fair market value of the Company’s Common Stock on the vesting date of each award.

(2)         Represents the final partial vesting of 93,255 shares of Common Stock granted to Ms. Elfers pursuant to a deferred stock award on January 4, 2010, one-third of which were delivered to Ms. Elfers on each of the first, second and third anniversaries of the date of grant, provided that Ms. Elfers was employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2005 Plan.

(3)         Represents the first partial vesting of 100,725 shares of Common Stock granted to Ms. Elfers pursuant to a deferred stock award on March 28, 2011, 50% of which vested and were delivered to Ms. Elfers on the first anniversary of the date of grant and 25% of which are deliverable to Ms. Elfers on the second and third anniversaries of the date of grant, provided Ms. Elfers is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2011 Plan.

(4)         Represents the second partial vesting of 5,000 shares of Common Stock granted to Ms. Levy pursuant to a deferred stock award on June 1, 2010, one-third of which vested and were delivered to Ms. Levy on each of the first and second anniversaries of the date of grant and one-third of which are deliverable to Ms. Levy on the third anniversary of the date of grant, provided Ms. Levy is employed by the Company on the vesting date, subject to the terms and conditions of the 2005 Plan.

(5)         Represents the second partial vesting of 3,500 shares of Common Stock earned by Ms. Levy pursuant to a performance-based stock award granted to Ms. Levy on June 1, 2010, one-third of which vested and were delivered to Ms. Levy on each of the first and second anniversaries of the date of grant and one-third of which are deliverable on the third anniversary of the date of grant, provided Ms. Levy is employed by the Company on the vesting date, subject to the terms and conditions of the 2005 Plan.

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(6)         Represents the second partial vesting of 5,000 shares of Common Stock granted to Ms. Levy pursuant to a deferred stock award on November 29, 2010, one-third of which vested and were delivered to Ms. Levy on the first and second anniversaries of the date of grant and one-third of which are deliverable to Ms. Levy on the third anniversary of the date of grant, provided Ms. Levy is employed by the Company on the respective vesting date, subject to the terms and conditions of the 2005 Plan.

(7)         Represents the first partial vesting of 8,000 shares of Common Stock granted to Ms. Levy pursuant to a deferred stock award on April 15, 2011, one-third of which vested and were delivered on the first anniversary of the date of grant and one-third of which are deliverable to Ms. Levy on each of the second and third anniversaries of the date of grant, provided Ms. Levy is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2005 Plan.

(8)         Represents the second partial vesting of 3,750 shares of Common Stock granted to Mr. McClure pursuant to a deferred stock award on April 5, 2010, one-third of which vested and were delivered Mr. McClure on each of the first and second anniversaries of the date of grant and one-third of which are deliverable to Mr. McClure on the third anniversary of the date of grant, provided Mr. McClure is employed by the Company on the vesting date, subject to the terms and conditions of the 2005 Plan.

(9)         Represents the second partial vesting of 2,625 shares of Common Stock earned by Mr. McClure pursuant to a performance-based stock award granted to Mr. McClure on April 5, 2010, one-third of which vested and were delivered to Mr. McClure on each of the first and second anniversaries of the date of grant and one-third of which are deliverable on the third anniversary of the date of grant, provided Mr. McClure is employed by the Company on the vesting date, subject to the terms and conditions of the 2005 Plan.

(10)        Represents the first partial vesting of 4,800 shares of Common Stock granted to Mr. McClure pursuant to a deferred stock award on April 15, 2011, one-third of which vested and were delivered on the first anniversary of the date of grant and one-third of which are deliverable to Mr. McClure on each of the second and third anniversaries of the date of grant, provided Mr. McClure is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2005 Plan.

(11)        Represents the final partial vesting of 2,500 shares of Common Stock granted to Mr. Taylor pursuant to a deferred stock award on September 21, 2009, one-third of which vested and were delivered to Mr. Taylor on each of the first, second and third anniversaries of the date of grant, provided Mr. Taylor was employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2005 Plan.

(12)        Represents the second partial vesting of 1,600 shares of Common Stock granted to Mr. Taylor pursuant to a deferred stock award on September 21, 2010, one-third of which vested and were delivered to Mr. Taylor on each of the first and second anniversaries of the date of grant and one-third of which are deliverable to Mr. Taylor on the third anniversary of the date of grant, provided Mr. Taylor is employed by the Company on the vesting date, subject to the terms and conditions of the 2005 Plan.

(13)        Represents the first partial vesting of 2,400 shares of Common Stock granted to Mr. Taylor pursuant to a deferred stock award on April 15, 2011, one-third of which vested and were delivered on the first anniversary of the date of grant and one-third of which are deliverable to Mr. Taylor on each of the second and third anniversaries of the date of grant, provided Mr. Taylor is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2005 Plan.

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Deferred Compensation Plan

Eligible employees, including our NEOs, and our directors may elect annually to defer a portion of their salary, cash bonus, director fees and stock awards under The Children’s Place Retail Stores, Inc. Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”). Under this plan, participants can defer up to 80% of their salary, 100% of their cash bonus, 100% of their director fees and/or 100% of their stock awards payable in the following calendar year. At the option of the participant, these amounts may be deferred to a specific date at least two years from the last day of the year in which deferrals are credited into the participant’s account. Interest on deferred amounts is credited to the participant’s account based upon the earnings and losses of one or more of the investments selected by the participant from the various investment alternatives available under the Deferred Compensation Plan, as determined by the Compensation Committee. Directors may elect to invest cash fees in Company stock. All stock awards are distributed in the form of shares of Company stock.

At the time of deferral, a participant must indicate whether he or she wishes to receive the amount deferred in either a lump sum or in substantially equal annual installments over a period of up to five years. If a participant who is an employee of the Company separates from service prior to the elected commencement date for distributions and has not attained a combination of age and years of service to the Company equal to 55, then the deferred amounts will be distributed immediately in a lump sum, regardless of the method of distribution originally elected by the participant. If the participant in question has attained a combination of age and years of service to the Company equal to 55 and has previously elected to do so on a timely basis, then the participant may receive the amounts in substantially equal annual installments over a period of up to fifteen years. If the participant is a director and separates from service prior to the elected commencement date for distributions, then the deferred amounts will be distributed immediately in a lump sum unless the recipient has elected on a timely basis to receive the amounts in substantially equal installments over a period of up to fifteen years. If the participant in question is a “specified employee” under the Code, there may be a six-month delay in the commencement of distributions, if triggered by the participant’s termination or retirement. Changes to deferral elections with respect to previously deferred amounts are permitted only under the limited terms and conditions specified in the Code and early withdrawals from deferred accounts are permitted only in extreme cases, such as unforeseen financial hardship resulting from an illness or accident of the participant which is demonstrated to the Compensation Committee.

CEO Employment Agreement

The Company and Jane Elfers, our President and Chief Executive Officer, are parties to an employment agreement entered into in December 2009, and amended in March 2011 and March 2012 (the “amended employment agreement”).

The following table summarizes the compensation payable and paid to Ms. Elfers under her amended employment agreement in respect of fiscal 2012. The amended employment agreement requires Ms. Elfers’ continued employment for the payment of compensation and vesting of equity, and bases the performance-based annual cash bonuses and performance-based stock awards on pre-set financial criteria to be established by our Compensation Committee for purposes of Section 162(m) of the Code.

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Amended Employment Agreement

Item of Compensation	Amount	Vesting Schedule for Equity Awards
Base Salary	$1,080,769 paid (1)
Performance-Based Cash Bonus	$1,227,600 paid (2)
TRSUs granted on March 30, 2012 (3)	96,768 shares awarded	24,192 shares vested on March 30, 2013; 24,192 shares will vest on March 30, 2014; and 48,384 shares will vest on March 30, 2015
TRSUs granted on April 20, 2012 (4)	100,000 shares awarded	33,334 shares will vest on April 20, 2013; and 33,333 shares will vest on April 20, 2014 and April 20, 2015
PRSUs granted on January 30, 2012 (5)	93,167 shares earned	Earned shares vest in February 2014 and are to be delivered in April 2014

Notes to Amended Employment Agreement Table

(1)         In March 2012, Ms. Elfers’ amended employment agreement was further amended to increase Ms. Elfer’s base salary to $1,100,000 from $1,000,000.

(2)         Under the amended employment agreement, Ms. Elfers is eligible to receive an annual performance-based cash bonus award pursuant to the Company’s annual bonus plan. The threshold, target and maximum amounts of each annual bonus are equal to 50%, 120% ($1,320,000) and 240%, respectively, of Ms. Elfers’ base salary. The actual annual bonus is to be paid upon the achievement of a performance measure established by the Compensation Committee. As a result of the Company’s actual adjusted operating income performance in fiscal 2012 (approximately $114 million), Ms. Elfers received this cash bonus in respect of fiscal 2012 (93% of target). See “Executive Compensation – Compensation Discussion and Analysis – Performance Targets” above.

(3)         As provided in the amended employment agreement, on March 30, 2012, the Company granted Ms. Elfers TRSUs having an aggregate value of $5 million on the date of grant (96,768 shares). These TRSU vested as to 25% (24,192 shares) on March 30, 2013 and will vest as to 25% (24,192 shares) and 50% (48,384 shares) on March 30, 2014 and March 30, 2015, respectively, provided Ms. Elfers is employed by the Company on the respective vesting dates. Further, vesting of these TRSUs (and all other deferred stock and TRSUs awards held by Ms. Elfers) will accelerate and all undelivered shares will be delivered to Ms. Elfers on the earlier to occur of (i) the date which is immediately prior to a change in control which occurs while Ms. Elfers is employed by the Company and (ii) the date of termination of Ms. Elfers’ employment with the Company without cause or for good reason or due to her death or disability.

(4)         On April 20, 2012, the Company granted Ms. Elfers TRSUs representing 100,000 shares which will vest as to one-third of the shares covered thereby an each annual anniversary of the grant date, provided Ms. Elfers is employed by the Company on the respective vesting dates. On April 20, 2013, 33,334 of these shares will vest.

(5)         As provided in the amended employment agreement, on January 30, 2012 (the first day of the Company’s 2012 fiscal year), the Company granted Ms. Elfers PRSUs having an aggregate value of $5 million on the date of grant (100,180 shares, at target). Ms. Elfers is eligible to earn 50% (threshold) of the number of target shares of Common Stock and 200% (maximum) of the number of target shares of Common Stock, depending on actual results. Shares earned under these PRSUs will vest in February 2014 and are to be delivered in April 2014, provided that Ms. Elfers is employed by the Company on February 1, 2014 (the last day of the Company’s 2013 fiscal year). As a result of the Company’s actual adjusted operating income performance in fiscal 2012 (approximately $114 million), Ms. Elfers earned these shares under this PRSU award (93% of target). See “Executive Compensation – Compensation Discussion and Analysis – Performance Targets” above.

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As provided in the amended employment agreement, the Company granted to Ms. Elfers PRSUs having an aggregate value of $5 million on February 4, 2013 (101,235 shares) (the first day of the Company’s 2013 fiscal year) and has agreed to grant to Ms. Elfers additional PRSUs having an aggregate value of $5 million on February 3, 2014 (the first business day of the Company’s fiscal 2014 year). These respective PRSUs will be earned by Ms. Elfers in the event that the Company achieves a performance target established by the Compensation Committee for our fiscal year ending February 1, 2014 and a performance target to be established by the Compensation Committee for the Company’s fiscal year ending January 31, 2015. These PRSUs may be earned by Ms. Elfers at threshold (50%), target (100%) or maximum (200%), and any earned shares will be delivered, if earned, in April 2014 and April 2017, respectively.

In certain circumstances, under the amended employment agreement, a number of PRSUs for the fiscal year in which certain events occur will accelerate and be delivered to Ms. Elfers prior to the time that the applicable performance target(s) are determined to have been achieved. These circumstances consist of the following: (i) termination of employment due to death or disability – if the applicable performance target(s) are achieved for the applicable fiscal year, Ms. Elfers (or her estate, as applicable), will receive a prorated number of performance shares for the fiscal year of termination based on such achievement, together with any earned, but undelivered, performance shares from prior fiscal years, (ii) termination of employment without cause or for good reason – if the applicable performance target(s) are achieved for the applicable fiscal year, Ms. Elfers will receive a number of performance shares for the fiscal year of termination based on such achievement, together with any earned, but undelivered, performance shares from prior fiscal years, and (iii) a change in control – Ms. Elfers will receive the target number of performance shares for the fiscal year in which a change in control occurs, together with any earned, but undelivered, performance shares from prior fiscal years. In the event the above circumstances occur after the time that the applicable performance target(s) have been determined to have been achieved, Ms. Elfers will receive the number of performance shares, if any, earned in the applicable fiscal year as a result of the achievement of a performance target(s), together with any earned, but undelivered, performance shares from prior fiscal years.

Set forth below is a summary of certain other terms contained in Ms. Elfers’ amended employment agreement.

Board of Directors. Ms. Elfers is to be nominated for election to our Board of Directors pursuant to her amended employment agreement.

Benefits and Perquisites. During the term of her amended employment agreement, Ms. Elfers will be entitled to the perquisites described under the heading “Compensation Discussion and Analysis–Benefits and Perquisites” above and to participate in all employee benefit and perquisite plans, programs and arrangements offered by the Company as the Company generally makes available to senior executives of the Company from time to time (other than any severance plan or program).

Awards and Benefits. Under the amended employment agreement, Ms. Elfers is eligible to be granted equity awards in addition to those provided for in the amended employment agreement.

The bonus awards, equity awards, benefits and perquisites provided to Ms. Elfers under the amended employment agreement are to be on a basis which is no less favorable to Ms. Elfers than the most favorable basis on which such awards, benefits or perquisites are granted to any other senior executive officer of the Company, except for such awards, benefits or perquisites granted to any senior executive officer in connection with an initial hire or promotion or other grants not in the regular course.

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Severance. Certain severance benefits are provided in the event of a termination of Ms. Elfers' employment by the Company other than for cause (other than in the case of disability), by Ms. Elfers for good reason or at the expiration of the term of her amended employment agreement due to the Company's issuance of a non-renewal notice. In the event of such termination and subject to a release of claims against the Company by Ms. Elfers, Ms. Elfers will be entitled to receive (i) earned, but unpaid, base salary and unpaid expense reimbursement through the date of termination; (ii) a lump sum cash payment of any annual bonus and other incentive compensation earned, but unpaid, for the most recent fiscal year ended prior to the date of termination; (iii) an amount equal to the sum of (a) two times her then current base salary and (b) two times the greater of (x) her target bonus or (y) the average of the immediately preceding two year’s annual bonuses earned by her (the greater of clause (x) or (y), the “bonus amount”), payable in cash in equal installments (the “severance payments”) over a period of 24 months following the date of termination (the “severance period”); (iv) a lump sum cash payment of a pro-rata portion of $1.2 million for the fiscal year in which her employment terminates; and (v) continued healthcare coverage under the Company’s group health plan, at the Company’s expense, and continued provision of certain benefits and perquisites, for a period not to exceed the expiration of the severance period.

Change in Control. In the event of a termination of Ms. Elfers' employment by the Company other than for cause (other than in the case of disability), by Ms. Elfers for good reason or at the expiration of the term of her amended employment agreement due to the Company's issuance of a non-renewal notice that occurs, in any case, within two years following the occurrence of a change in control which constitutes a "change in control event" within the meaning of Treasury Regulation §1.409A- 3(i)(5)(i), in addition to the amounts and benefits described in clauses (i), (ii) and (iv) of the immediately preceding paragraph, but in lieu of the severance payments and the benefits described in clauses (iii) and (v) of the immediately preceding paragraph, Ms. Elfers will be entitled to a lump sum cash severance payment in an amount equal to three times the sum of her base salary and the bonus amount, and continued healthcare coverage under the Company's group health plan, at the Company's expense, and continued provision of certain benefits and perquisites, for a period of 36 months. If such a termination occurs within two years following the occurrence of a change in control which does not constitute a "change in control event" within the meaning of Treas. Reg. §1.409A-3(i)(5)(i), Ms. Elfers will receive the same benefits and amounts described above, but a portion of the change in control severance will be paid over the severance period rather than in a lump sum.

In the event that the “golden parachute” excise tax provisions of the Code (Sections 280G and 4999) are implicated because of the foregoing payments and benefits, the Company will not provide any tax gross-up to Ms. Elfers. Rather, Ms. Elfers will receive the greater of (i) the largest portion of the payments and benefits that are not subject to a “golden parachute” excise tax under Sections 280G and 4999 of the Code or (ii) the full amount of the payments and benefits, up to and including the total, if the net-after-excise tax amount retained by her would exceed the amount in clause (i) above.

Restrictions and Indemnification. During the term of her amended employment agreement and for a period of 12 months following the date of termination, Ms. Elfers will be subject to restrictions on competition with the Company. During the term of her amended employment agreement and for a period of 18 months following the date of termination, Ms. Elfers will be subject to restrictions on the solicitation of the Company's employees, and of the Company’s vendors, distributors, manufacturers, lessors, independent contractors or agents for and on behalf of a competitive business. For all periods during and after the term of her amended employment agreement, Ms. Elfers will be subject to nondisclosure and confidentiality restrictions relating to the Company's confidential information and trade secrets. Ms. Elfers' amended employment agreement also contains indemnification provisions for claims that may arise in connection with Ms. Elfers' service as President and Chief Executive Officer or as a Director of the Company.

Other Arrangements

The Company does not have any employment agreements with any of its NEOs (other than Ms. Elfers) or any other member of management. As is its practice, the Company and each of the NEOs (other than Ms. Elfers) and certain other members of management are parties to offer letters which establish certain terms of employment, including base salary, target bonus as a percentage of base salary, initial equity awards, and paid time off and other benefits. The compensation and benefits paid and provided to the applicable NEOs described in this Proxy Statement are as set forth in the applicable offer letter.

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Change in Control Agreements

We have entered into change in control severance agreements with our NEOs (other than Ms. Elfers), certain other executives and other key employees that require us to make payments and provide benefits in the event of the termination of his or her employment without cause or for good reason occurring in connection with a change in control of the Company. We utilize these provisions in order to recruit and retain, including to obtain a long-term commitment to employment from, executives and key employees. We believe that appropriate severance arrangements will provide our executives with important incentives to remain employed with us and to concentrate on the Company’s business objectives in circumstances where a change in control of the Company becomes imminent.

Each of Ms. Levy and Messrs. Scarpa, Poole and McClure (as well as other executives and certain other key employees) has entered into separate change in control severance agreements, pursuant to which they are provided severance benefits upon a termination of employment in connection with a change in control. Pursuant to their change in control severance agreements, each of Ms. Levy and Messrs. Scarpa, Poole and McClure will receive severance benefits upon a termination of his or her employment by the Company without cause or by the executive for "good reason" within two years following a change in control.

The change in control severance agreement is for two years and then automatically renews for one year terms thereafter, unless the Company provides 90 days notice of its intent to terminate the agreement. Upon a termination of employment in connection with a change in control entitling them to benefits under the agreement, Ms. Levy, and Messrs. Scarpa, Poole and McClure are to receive a lump sum severance payment equal to the sum of their respective base salaries and the average of their respective actual bonuses payable for each of the previous three years, multiplied by, in the case of Ms. Levy and Mr. Scarpa, 2, and in the case of Messrs. Poole and McClure, 1.5. In addition, any vesting restrictions on the executive’s outstanding equity incentive awards will lapse immediately prior to the occurrence of a change in control, provided that in the case of performance-based equity incentive awards, if a change in control occurs on or prior to the date on which 50% of the applicable performance period has elapsed, only 50% of the target number of performance-based shares will vest and be delivered.

In the event that the “golden parachute” excise tax provisions of the Code (Sections 280G and 4999) are implicated because of any payments and benefits to be made and provided to an executive under the change in control severance agreements, the Company will not provide any tax gross-ups. Rather, the change in control severance agreements provide for the executives to receive the greater of (i) the largest portion of the payments and benefits that would result in no parachute excise tax under Sections 280G and 4999 of the Code, or (ii) the largest portion of the payments and benefits, up to and including the total, if the net after-excise-tax amount retained by the executive would exceed the amount in clause (i) above.

For purposes of the change in control severance agreements, the term “change in control” is defined as (i) the sale to any purchaser of (a) all or substantially all of the assets of the Company or (b) capital stock representing more than 50% of the stock of the Company entitled to vote generally in the election of directors, (ii) a merger or consolidation of the Company with another corporation if, immediately after such merger or consolidation, less than a majority of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the surviving corporation is held by those who held such securities immediately prior to the transaction, (iii) if any person becomes the beneficial owners of securities representing more than 50% of the combined voting power of voting stock of the Company (or the subsidiary employing the executive) entitled to vote generally in the election of directors, or (iv) if the individuals (a) who, as of the date of the applicable agreement, constitute the Board and (b) who thereafter are elected to the Board and whose election or nomination was approved by a majority of the original directors then still in office (the “Additional Original Directors”) and (c) who thereafter are elected to the Board and whose election or nomination was approved by a majority of the original directors and Additional Original Directors then still in office, cease for any reason to constitute a majority of the members of the Board.

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Severance Guidelines and Offer Letters

Under the Company’s severance guidelines, as applicable to members of senior management, upon a termination of the employment (other than in connection with a change in control) of Ms. Levy, or Messrs. Scarpa, Poole, McClure or Taylor by the Company without cause, in the discretion of the Company, each of Ms. Levy, and Messrs. Scarpa, Poole, McClure and Taylor would be eligible to receive salary continuation payments following termination, subject to the terms of the guidelines, in the case of Ms. Levy and Mr. Scarpa, as an Executive Vice Presidents, for up to 18 months, in the case of Messrs. Poole and McClure, as Senior Vice Presidents, for up to 12 months, and in the case of Mr. Taylor, as a Vice President, for up to 6 months. Pursuant to her 2011 amended employment agreement, Ms. Elfers is not eligible to receive payments under the Company’s severance guidelines. The Company has reserved the right to amend or cancel these severance guidelines at any time.

Under the Company’s offer letters with Ms. Levy and Messrs. Scarpa, Poole and McClure, upon a termination of employment (other than in connection with a change in control) of any of these NEOs by the Company without cause, the affected NEO(s) will receive severance in the form of salary continuation payments for a period which is the greater of the period provided under the Company’s severance guidelines in effect at the time of termination or 18 months, in the case of Ms. Levy or Mr. Scarpa, or 12 months, in the case of Mr. Poole or Mr. McClure, provided that, in any event, in the cases of Messrs. Scarpa and Poole, the Company’s severance obligations will be automatically reduced by the amount of salary and other like annual remuneration received from employment or engagement as an independent contractor during the severance period. Receipt of severance payments is conditioned upon the execution and delivery by the affected NEO of an agreement containing a release of claims, a confidentiality agreement, and a non-solicitation and non-competition agreement for a period of time following termination equal to the severance period.

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Potential Payments Upon Termination or Change in Control

The following table sets forth the estimated incremental payments and benefits that would be payable to each NEO upon termination of the NEO’s employment in certain circumstances, including in connection with a change in control of the Company, assuming that the triggering event occurred at year-end fiscal 2012. The following table only provides estimates of amounts payable and the value of benefits under existing employment arrangements and plans in the circumstances shown. The payments and benefits actually provided would be materially impacted by when any employment separation or change-in-control in fact occurred, the form and amount of consideration payable in any change-in-control, the market price of our common stock at the time of a change-in-control or other termination event, and other factors. Payments and benefits are governed by the terms of our plans and contracts with the NEOs, which may be subject to interpretation and future modification.

Name and Principal Position	Termination Reason	Severance ($)		FY2012 / Bonus ($)		Payment of Deferred Stock and Time-Based RSUs ($)	Payment of Performance Shares ($)	Health & Welfare Benefits ($)	Total ($)
Jane Elfers	By Company without cause	$6,040,000	(a)	$1,320,000		$12,240,398	$4,614,562	$30,108	$24,245,068
President and	By Executive for Good Reason	6,040,000	(a)	1,320,000		12,240,398	4,614,562	30,108	24,245,068
Chief Executive Officer	Following Change in Control	8,460,000	(b)(c)	1,320,000		12,240,398	4,961,915	45,162	27,027,475
	Death	-		1,320,000		12,240,398	4,614,562	15,054	18,190,014
	Disability	-		1,320,000		12,240,398	4,614,562	15,054	18,190,014

Michael Scarpa	By Company without cause	$975,000	(a)	-	(d)	-	-	$22,581	$997,581
Executive Vice President,	By Executive for Good Reason	-		-		-	-	-	-
Chief Financial Officer	Following Change in Control	1,300,000	(b)(c)	$780,000		$1,013,532	-	30,108	3,123,640
	Death	-		390,000	(e)	1,013,532	-	-	1,403,532
	Disability	-		390,000	(e)	1,013,532	-	-	1,403,532

Natalie Levy	By Company without cause	$955,500	(a)	-	(d)	-	-	$22,581	$978,081
Executive Vice President,	By Executive for Good Reason	-		-		-	-		-
Merchandising and Design	Following Change in Control	1,274,000	(b)(c)	$764,400		$1,419,827	$652,211	22,581	4,133,019
	Death	-		382,200	(e)	1,419,827	652,211	-	2,454,238
	Disability	-		382,200	(e)	1,419,827	652,211	-	2,454,238

Gregory Poole	By Company without cause	$550,000	(a)	-	(d)	-	-	$15,054	$565,054
Senior Vice President,	By Executive for Good Reason	-		-		-	-	-	-
Global Sourcing	Following Change in Control	825,000	(b)(c)	$495,000		$495,300	-	22,581	1,837,881
	Death	-		330,000	(e)	495,300	-	-	825,300
	Disability	-		330,000	(e)	495,300	-	-	825,300

Lawrence McClure	By Company without cause	$425,000	(a)	-	(d)	-	-	$15,054	$440,054
Senior Vice President,	By Executive for Good Reason	-		-		-	-	-	-
Human Resources	Following Change in Control	637,500	(b)(c)	$340,000		$814,769	$439,579	22,581	2,254,429
	Death	-		170,000	(e)	814,769	439,579	-	1,424,348
	Disability	-		170,000	(e)	814,769	439,579	-	1,424,348

John Taylor	By Company without cause	$155,000	(a)	$100,000	(d)	-	-	$7,527	$162,527
Vice President, Finance	By Executive for Good Reason	-		-		-	-	-	-
and Interim Principal	Following Change in Control	155,000	(a)	-		$244,331	$47,054	7,527	453,912
Financial Officer	Death	-		177,500	(e)	244,331	47,054	-	368,885
	Disability	-		77,500	(e)	244,331	47,054	-	368,885

Notes to the Potential Payments Upon Termination or Change in Control Table

(a)         Paid by way of salary continuation.

(b)         Paid in a lump sum.

(c)         Ms. Elfers’s employment agreement and the change in control severance agreements for each of Ms. Levy and Messrs. Scarpa, Poole, and McClure provide that the NEO is entitled to the greater of (i) the payments to which the NEO is otherwise entitled or (ii) the amount of such payments that could be made without incurring an excise tax under Internal Revenue Code sections 280G and 4999 (“Section 280G”).  The Company has determined for purposes of this table that the payments described in (i) above would be payable to the NEO using the following assumptions and simplifying conventions: (1) payments for termination reasons other than “Following Change in Control” would not be deemed contingent on a change in control for purposes of Section 280G; (2) all potential payments that could be made for the termination reason “Following Change in Control” would be deemed contingent on a change in control for purposes of Section 280G, and no amount would be treated as reasonable compensation for services performed prior to or after the applicable change in control; (3) each potential payment has been valued for purposes of Section 280G without any discount to reflect (a) the present value of the payment or (b) the special valuation method under Treasury Regulations section 1.280G-1 Q&A 24(c); and (4) in determining each NEO’s “base amount” for purposes of Section 280G, each NEO’s Form W-2 wages have been annualized without backing out any one-time payments. The actual amount payable to the NEOs in the absence of these assumptions and simplifying conventions could differ.

(d)         Assumes that upon termination of the NEO by the Company without cause, the Company’s Compensation Committee would elect not to pay the NEO an annual incentive cash bonus.

(e)         Assumes that upon the death or disability of the NEO the Company’s Compensation Committee would elect to pay the NEO or his or her estate the target amount of the NEO’s annual incentive cash bonus.

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Compensation of Directors

Compensation for the non-employee directors is set by the Board at the recommendation of the Compensation Committee. Compensation paid to the non-employee directors is in the form of cash retainer payments and Company equity pursuant to our 2011 Plan that provides for fixed annual grants.

In fiscal 2012, non-employee director compensation consisted of the following, as applicable:

Annual Retainer
Cash	$60,000
Equity Grant	A time-vested RSU award having a fair market value of $100,000 ($140,000 in the case of the Company’s Chairman) as determined on the first business day of the Company’s fiscal year
Additional Annual Retainer for the Chairman of the Board and Committee Chairs
Chairman	$100,000
Audit Committee Chair	$25,000
Compensation Committee Chair	$15,000
Nominating and Corporate Governance Committee Chair	$15,000
Additional Annual Retainer for the members of Committees
Audit Committee	$13,500
Compensation Committee	$7,500
Nominating and Corporate Governance Committee	$3,000

The Company also pays or reimburses directors for travel expenses relating to attending meetings of our Board, its committees and annual meetings of stockholders, and reimburses directors in an amount not to exceed $6,000 per year for attendance at director educational seminars. In addition, all directors are eligible to receive 15 discount cards for our merchandise in accordance with our employee merchandise discount policy, which they may distribute to their friends and family at their discretion.

Employee directors are paid for their services to the Company as employees and do not receive any additional compensation for serving on the Company’s Board. Accordingly, employee directors are not eligible for the annual retainer or other director fees.

The following table shows the compensation earned by each non-employee director in fiscal 2012.

Directors' Compensation

	FEES EARNED OR PAID IN CASH ($)(1)	STOCK AWARDS ($)(2)		TOTAL ($)
Norman Matthews	$170,500	100,020	(3)	$310,536
		40,016	(4)
Joseph Alutto	78,000	100,020	(3)	178,020
Malcolm Elvey (5)	27,462	100,020	(3)	127,482
Robert Fisch (6)	67,500	100,020	(3)	167,530
Susan Patricia Griffith	19,286	30,443	(7)	49,729
Joseph Gromek	76,896	100,020	(3)	176,916
James Iannone	73,500	100,020	(3)	173,520
Sally Frame Kasaks (5)	35,868	100,020	(3)	135,888
Louis Lipschitz	101,500	100,020	(3)	201,520
Kenneth Reiss	46,038	64,423	(8)	110,461

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Notes to the Directors’ Compensation Table

(1)        Represents the aggregate dollar amount of all fees earned in cash for services as a Director.

(2)        Represents the stock award grant date fair value recognized for financial statement reporting purposes in accordance with the “Compensation – Stock Compensation” topic of the Financial Accounting Standards Board’s Accounting Standards Codification. For more information see Note 3 – Stock-Based Compensation in the accompanying Notes to Consolidated Financial Statements filed in our Annual Report on Form 10-K. The fair value of TRSUs is defined as the closing price of the Company’s Common Stock on the grant date. Stock awards to those who have attained the age of retirement are subject to accelerated expensing for financial reporting purposes. Each of Dr. Alutto, and Messrs. Gromek, Lipschitz, Matthews and Reiss has reached retirement age, and consequently each stock award received by him is subject to accelerated vesting upon retirement from the Board unless otherwise waived by such director.

(3)        On January 30, 2012, this director was granted TRSUs representing 2,004 shares of Common Stock, which fully vested on January 30, 2013. See “Stock Ownership” – Stock Ownership of Directors and Executive Officers” below for information concerning the beneficial ownership of our Common Stock by our directors.

(4)        On September 4, 2012, this director was granted TRSUs representing 694 shares of Common Stock which will fully vest on September 4, 2013.

(5)        Retired from the Board on June 13, 2012.

(6)        Resigned from the Board on March 27, 2013.

(7)        On October 15, 2012, upon her appointment to the Board, Ms. Griffith was granted TRSUs representing 493 shares of Common Stock, which will fully vest on October 15, 2013.

(8)        On June 13, 2012, upon his election to the Board, Mr. Reiss was granted TRSUs representing 1,482 shares of Common Stock, which will fully vest on June 13, 2013.

Deferral of Fees

Under the Company’s Deferred Compensation Plan discussed above, directors may elect to defer all or a part of their director fees and stock awards. The Deferred Compensation Plan permits members of the Board to invest deferred cash fees in the Company’s Common Stock. A director who elects to invest deferred cash fees in Common Stock will receive shares upon completion of the deferral period.

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STOCK OWNERSHIP

Stock Ownership of Directors and Executive Officers

The following table shows the beneficial ownership of Common Stock of each director, each director nominee, each of the NEOs appearing in the Summary Compensation Table who continue with the Company, and the directors and executive officers (including the NEOs) as a group. “Beneficial ownership” as used here means more than “ownership” as that term is commonly used. For example, a person “beneficially” owns Company stock not only if he or she holds it directly, but also if he or she has (or shares) the power to vote or sell the stock indirectly (for example, through a relationship, a position as a director or trustee, or a contract or understanding). Beneficial ownership also includes shares a person has the right to acquire within 60 days, for example, through the exercise of a stock option.

NAME OF BENEFICAL OWNER (1)	SHARES BENEFICIALLY OWNED (2)
Norman Matthews (3)	68,797
Joseph Alutto (4)	34,066
Jane Elfers (5)	140,118
Susan Patricia Griffith (6)	400
Joseph Gromek (7)	9,880
James Iannone (8)	5,652
Louis Lipschitz (9)	25,902
Kenneth Reiss (10)	0
Michael Scarpa (11)	0
Natalie Levy (12)	19,824
Lawrence McClure (13)	11,651
Gregory Poole (14)	0
John Taylor (15)	11,012
All directors and executive officers as a group (14 persons)	327,232

Notes to the Stock Ownership Table

(1)         Information about Common Stock holdings in the above table and in these footnotes is as of April 2, 2013. Unless stated otherwise in these notes, each person named in the table owns his or her shares directly and has sole voting and investment power over such shares.

(2)         Each person named in the table beneficially owns less than 1.0% of the outstanding Common Stock. The directors and executive officers as a group beneficially own approximately 1.5% of the outstanding Common Stock.

(3)         Does not include 694 shares of Common Stock granted on September 4, 2012 and 2,835 shares of Common Stock granted on February 4, 2013, in each case, pursuant to TRSUs not yet vested. Does include 14,561 shares of Common Stock credited to Mr. Matthews’ deferral account under the Company’s Deferred Compensation Plan. Mr. Matthews has no voting or dispositive power over shares credited to his deferral account under the Company’s Deferred Compensation Plan.

(4)         Includes 15,000 shares of Common Stock issuable to Dr. Alutto upon exercise of outstanding stock options exercisable within 60 days of April 2, 2013. Does not include 2,025 shares of Common Stock granted on February 4, 2013 pursuant to TRSUs not yet vested. Does include 6,359 shares of Common Stock credited to Dr Alutto’s deferral account under the Company’s Deferred Compensation Plan. Dr. Alutto has no voting or dispositive power over shares of Common Stock credited to his deferral account under the Company’s Deferred Compensation Plan.

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(5)         Does not include 164,424 shares of Common Stock granted pursuant to time-vested stock awards and TRSUs not yet vested, and 93,167 shares of Common Stock earned pursuant to PRSUs not yet vested.

(6)         Does not include 493 shares of Common Stock granted on October 15, 2012 pursuant to TRSUs not yet vested and 2,025 shares of Common Stock granted on February 4, 2013 pursuant to TRSUs not yet vested.

(7)         Does not include 2,025 shares of Common Stock granted on February 4, 2013 pursuant to TRSUs not yet vested.

(8)         Does not include 2,025 shares of Common Stock granted on February 4, 2013 pursuant to TRSUs not yet vested.

(9)         Includes 15,000 shares of Common Stock issuable to Mr. Lipschitz upon exercise of outstanding stock options exercisable within 60 days of April 2, 2013. Does not include 2,025 shares of Common Stock granted on February 4, 2013 pursuant to TRSUs not yet vested.

(10)        Does not include 1,482 shares of Common Stock granted on June 13, 2012 pursuant to TRSUs not yet vested and 2,025 shares of Common Stock granted on February 4, 2013 pursuant to TRSUs not yet vested.

(11)        Does not include 20,463 shares of Common Stock granted to Mr. Scarpa pursuant to TRSUs not yet vested.

(12)        Does not include 57,665 shares of Common Stock granted to Ms. Levy pursuant to TRSUs not yet vested and 11,160 shares of Common Stock earned pursuant to PRSUs not yet vested.

(13)        Does not include 9,600 shares of Common Stock granted to Mr. McClure pursuant to time-vested stock awards and TRSUs not yet vested and 7,440 shares of Common Stock earned pursuant to PRSUs not yet vested.

(14)        Does not include 50,000 shares of Common Stock granted to Mr. Poole pursuant to TRSUs not yet vested.

(15)        Includes 5,000 shares of Common Stock issuable to Mr. Taylor upon exercise of outstanding stock options exercisable within 60 days of April 2, 2013. Does not include 3,200 shares of Common Stock granted pursuant to time-vested stock awards and TRSUs not yet vested and 884 shares of Common Stock earned pursuant to PRSUs not yet vested.

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Stock Ownership of Certain Beneficial Owners

The following table sets forth information regarding persons or groups known to the Company to be beneficial owners of more than 5% of the Company’s Common Stock as of April 2, 2013.

NAME AND ADDRESS OF BENEFICIAL OWNER	SHARES BENEFICIALLY OWNED	PERCENT OF CLASS
Adage Capital Partners, L.P. (1)	2,192,423	9.5%
BlackRock, Inc. (2)	2,144,564	9.3%
Royce & Associates, LLC (3)	1,496,500	6.5%
Fisher Investments (4)	1,493,859	6.5%
The Vanguard Group, Inc. (5)	1,410,200	6.1%

Notes to the Stock Ownership of Certain Beneficial Owners Table

(1)         According to a Statement on Schedule 13G filed with the SEC on February 13, 2013, as of December 31, 2012, each of Adage Capital Partners, L.P., a Delaware limited partnership, Adage Capital Partners GP, L.L.C., a Delaware limited liability company, Adage Capital Advisors, L.L.C., a Delaware limited liability company, Robert Atchinson and Phillip Gross, all with an address of 200 Clarendon Street, 52nd floor, Boston, Massachusetts 02116, had shared voting power and dispositive power with respect to 2,192,423 shares.

(2)         According to a Statement on Schedule 13G filed with the SEC on January 31, 2013, as of December 31, 2012, BlackRock, Inc., a Delaware corporation with an address of 40 East 52nd Street, New York, New York 10022, had sole voting power and dispositive power with respect to 2,144,564 shares. According to the Schedule 13G, various persons have the right to receive or the power to direct the receipt of the proceeds from the sale of the shares, but no such person’s interest in the shares is in excess of five percent of the Company’s Common Stock.

(3)         According to a Statement on Schedule 13G filed with the SEC on January 7, 2013, as of December 31, 2012, Royce & Associates, LLC, a New York limited liability company with an address of 745 Fifth Avenue, New York, New York, 10151, had sole voting power and dispositive power with respect to 1,496,500 shares. According to the Schedule 13G, various accounts managed by Royce & Associates, LLC, have the right to receive or the power to direct the receipt of the proceeds from the sale of the shares. The interest of one account, Royce Special Equity Fund, an investment company registered under the Investment Company Act of 1940 and managed by Royce & Associates, LLC, amounted to 1,318,056 shares.

(4)         According to a Statement on Schedule 13G filed with the SEC on February 11, 2011, as of December 31, 2010, Fisher Investments, Inc., a Delaware corporation with an address of 13100 Skyline Boulevard, Woodside, California 94062-4527, had sole voting power and dispositive power with respect to 1,493,859 shares.

(5)         According to a Statement on Schedule 13G filed with the SEC on February 12, 2013, as of December 31, 2012, The Vanguard Group, Inc., a Pennsylvania corporation with an address of 100 Vanguard Boulevard, Malvern, Pennsylvania, 19335 had sole voting power with respect to 35,858 shares, sole dispositive power with respect to 1,375,342 shares, and shared dispositive power with respect to 34,858 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and any persons owning more than 10% of a class of the Company’s stock to file reports with the SEC and the NASDAQ Stock Market regarding their ownership of the Company’s stock and any changes in such ownership. The Company undertakes to file such reports on behalf of its directors and executive officers pursuant to a power of attorney given to certain attorneys-in-fact. Based on the Company’s review of copies of these reports and executive officer and director certifications, the Company believes that all Section 16(a) filing requirements applicable to its directors and executive officers were complied with during fiscal 2012.

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Certain Relationships and Related Transactions

The Company has a long-standing policy prohibiting its directors, officers and employees from entering into transactions that present actual or potential conflicts of interest. This policy is reflected in the Company’s Code of Business Conduct and the Company’s Supplemental Conflict of Interest Policies and Procedures for Merchandise Procurement, both of which are in writing and have been adopted by the Board.

The Nominating and Corporate Governance Committee approves all related person transactions, including related person compensation arrangements. Pursuant to the Company’s Related Person Transactions Policy, each related person is responsible for notifying the Company’s legal department of any potential related party transaction in which such person, or any member of his or her immediate family, may be directly or indirectly involved as soon as he or she becomes aware of such a transaction. The Nominating and Corporate Governance Committee is provided the details of the transaction and will determine whether to approve the transaction taking into consideration, among other things, (i) whether the terms of the transaction are fair to the Company and are comparable to the terms that would exist in a similar transaction with an unaffiliated third party, (ii) whether there are business reasons for the Company to enter into the transaction, (iii) whether the transaction would impair the independence of a non-management director and (iv) whether the transaction would present or create the appearance of an improper conflict of interest for any related person, taking into account the size of the transaction and the direct or indirect nature of the interest of the related person in the transaction. In addition, the Nominating and Corporate Governance Committee reviews all on-going related person transactions on at least an annual basis to ensure that such transactions are being pursued in accordance with the understandings made at the time such transactions were originally approved and if any changes should be pursued.

Based on the Company’s review of its transactions, there were no transactions considered to be a related person transaction during fiscal 2012.

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PROPOSALS REQUIRING YOUR VOTE

The following three proposals will be presented at the Annual Meeting for your vote. When voting by internet or telephone, you will be instructed how to vote for or against or abstain from voting on these proposals. If you received a printed copy of your proxy materials, space is provided on the proxy card to vote for or against or abstain from voting on each of the proposals.

The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

PROPOSAL 1: ELECTION OF THREE CLASS I DIRECTORS

The Company’s charter and bylaws provide for a “classified” Board comprised of three classes, designated Classes I, II and III, whose members serve staggered three-year terms. Class I directors were last elected at the Company’s 2010 Annual Meeting of Stockholders, Class II directors were last elected at the Company’s 2011 Annual Meeting of Stockholders and Class III directors were last elected at the Company’s 2012 Annual Meeting of Stockholders. Class I directors are to be elected at this year’s Annual Meeting and will serve for a three-year term, extending until the third succeeding Annual Meeting, and in each case until their successors are duly elected and qualified.

The Board has nominated Jane Elfers, Susan Patricia Griffith and Louis Lipschitz for election as Class I Directors at the Annual Meeting. Each of these persons currently serves as a Class I Director of the Company. If you elect these three nominees, they will hold office until the annual meeting of stockholders to be held in the Spring of 2016 or until their successors have been elected and qualified.

Biographical information regarding the nominees and information regarding the qualifications of the nominees appears under the heading “Governance of the Company - Board Nominees” in this Proxy Statement.

The Board of Directors recommends a vote FOR the three nominees for Class I Director listed above.

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PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking you to ratify the Audit Committee’s selection of BDO USA, LLP as our independent registered public accounting firm for fiscal 2013. BDO USA, LLP has audited the accounts of the Company since October 2007. The Board considers it desirable to continue the services of BDO USA, LLP.

The fees billed or expected to be billed by BDO USA, LLP for professional services rendered to the Company during fiscal 2012 and 2011 are set forth below.

BDO USA, LLP Fees

(in thousands)

	Fiscal 2012	Fiscal 2011
Audit Fees	$1,381	$1,343
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total	$1,381	$1,343

Audit Fees

These amounts represent fees billed or expected to be billed by BDO USA, LLP for professional services rendered for the audits of the Company’s annual financial statements for fiscal 2011 and fiscal 2012 and the effectiveness of its internal controls over financial reporting as of January 28, 2012 and February 2, 2013, the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, and services related to statutory and regulatory filings and engagements for such fiscal years.

Audit-Related, Tax or Other Fees

None.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a policy for the pre-approval of all audit and permitted non-audit services that may be performed by the Company’s independent registered public accounting firm. Under this policy, each year, at the time it engages the independent registered public accounting firm, the Audit Committee pre-approves the audit engagement terms and fees and also pre-approves detailed types of audit-related and permitted tax services, subject to certain dollar limits, to be performed during the year. All other permitted non-audit services are required to be pre-approved by the Audit Committee on an engagement-by-engagement basis. During fiscal 2011 and fiscal 2012, all audit-related fees were pre-approved by the Audit Committee.

Representatives of BDO USA, LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

If the stockholders should fail to ratify the selection of the independent registered public accounting firm, the Audit Committee will designate an independent registered public accounting firm as required under the rules of the Exchange Act and in accordance with its charter.

The Board of Directors recommends a vote FOR the ratification of the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal 2013.

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PROPOSAL 3: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION (“SAY ON PAY”)

As discussed under the heading “Compensation Discussion and Analysis” above, the Company’s executive compensation program is designed to attract, retain and motivate the performance of the executive management talent who are expected to advance both the short-term and long-term interests of our stockholders. Additionally, the Company’s compensation practices reflect a pay-for-performance philosophy, whereby a substantial portion of an executive’s potential compensation is tied to performance of the Company.

For these reasons and the others described elsewhere in this Proxy Statement, the Board recommends that the Company’s stockholders vote in favor of approving the compensation of the NEOs as described in the narrative disclosure, tables and footnotes contained in this Proxy Statement (including under the heading “Compensation Discussion and Analysis” and in the Summary Compensation Table for fiscal 2012), excluding the portions not applicable to NEOs and those applicable to the Company’s employees generally.

The Board recommends approval of the following resolution:

“RESOLVED, that the stockholders approve the compensation of the Company’s named executive officers for the fiscal year ended February 2, 2013, as disclosed in the Company’s Proxy Statement for fiscal 2012 pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

The above “Say on Pay” vote is an advisory vote only and is not binding on the Company, the Compensation Committee or the Board. However, the Board and the Compensation Committee will consider, in their discretion, the result of the “Say on Pay” vote in future compensation decisions for NEOs.

The Board of Directors recommends a vote FOR the resolution approving the compensation of the Company’s NEOs as described in this Proxy Statement.

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STOCK PRICE PERFORMANCE GRAPH

The following graph compares the cumulative stockholder return on our Common Stock with the return on the CRSP Total Return Index for the NASDAQ Stock Market (US Companies) and the CRSP Total Return Index for the NASDAQ Retail Trade. The graph and the second table below assume that $100 was invested on February 2, 2008 in each of our Common Stock, the CRSP Total Return Index for the NASDAQ Stock Market (US Companies) and the CRSP Total Return Index for the NASDAQ Retail Trade. The first table below sets forth the closing price of our Common Stock and the closing indices for the CRSP Total Return Index for the NASDAQ Stock Market (US Companies) and the CRSP Total Return Index for the NASDAQ Retail Trade on the last day of certain of our fiscal years.

	2007	2008	2009	2010	2011	2012
The Children's Place—"PLCE"	19.78	18.81	31.80	42.27	50.05	49.53
CRSP Total Return Index for the NASDAQ Stock Market (US Companies)	813.97	400.52	579.46	742.93	1,011.63	1,163.28
CRSP Total Return Index for the NASDAQ Retail Trade	485.39	312.13	463.16	577.48	699.42	827.44

The table below assumes that $100 was invested on February 2, 2008 in each of our common stock, the CRSP Total Return Index for the NASDAQ Stock Market (US Companies) and the CRSP Total Return Index for the NASDAQ Retail Trade.

	2008	2009	2010	2011	2012	2013
The Children's Place—"PLCE"	100	95.10	160.77	213.70	253.03	250.40
CRSP Total Return Index for the NASDAQ Stock Market (US Companies)	100	62.46	91.18	115.59	124.00	142.90
CRSP Total Return Index for the NASDAQ Retail Trade	100	64.30	95.43	118.97	144.10	170.47

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OTHER INFORMATION

Future Stockholder Proposals

Under the rules of the SEC, if you wish us to include a proposal in the Proxy Statement for next year’s Annual Meeting, we must receive it no later than Friday, December 6, 2013.

Under the Company’s by-laws, if you wish to submit a proposal for consideration at next year’s annual meeting of stockholders, the Secretary of the Company must receive your proposal at least 45 days but not more than 60 days prior to the date of that annual meeting of stockholders; provided, however, that in the event less than 55 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, the Secretary of the Company must receive your proposal no later than the close of business on the tenth day following the date on which notice of the date of the meeting is mailed or public disclosure is made, whichever first occurs. Your proposal also must comply with certain information requirements set forth in the Company’s by-laws. You may obtain a copy of our by-laws from the Secretary of the Company. These requirements apply to any matter that a stockholder wishes to raise at the annual meeting of stockholders other than pursuant to the procedures set forth in Rule 14a-8 under the Exchange Act.

Nominations for Director

Nominations for directors of the Company may be made at an annual meeting of stockholders by the Board or by any stockholder of the Company who complies with the information and timely notice requirements of the Company’s by-laws. In addition, the Nominating and Corporate Governance Committee will consider director nominees recommended by stockholders in writing if such candidates meet our criteria for Board membership. The deadline for nominations for next year’s annual meeting of stockholders is the same as described above under “Future Stockholder Proposals”.

Cost and Methods of Soliciting Proxies

We pay the cost of soliciting proxies for the Annual Meeting. Proxies may be solicited in person by our employees, or by mail, courier, telephone, facsimile or e-mail. In addition, we have retained MacKenzie Partners, Inc. to solicit proxies by mail, courier, telephone, facsimile and e-mail. In connection with its retention, MacKenzie Partners, Inc. has agreed to provide consulting and analytic services upon request. We will pay a fee of approximately $11,000 to MacKenzie Partners, Inc. plus out-of-pocket expenses for these services.

Available Information

The Company’s web site address is http://www.childrensplace.com. The information contained on the Company’s web site is not included as a part of, or incorporated by reference into, this Proxy Statement. The Company makes available, free of charge on its internet web site, its annual reports on Form 10-K, its quarterly reports on Form 10-Q, its current reports on Form 8-K and amendments to such reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after the Company has electronically filed such material with, or furnished it to, the SEC. Also available on the Company’s web site are the Company’s Code of Business Conduct and Corporate Governance Guidelines and the charters of the Committees of the Board. Hard copies of these materials are also available free of charge from the Company’s Investor Relations department.

Other Business

As of the date of this Proxy Statement’s printing, we do not intend to submit any matters to the Annual Meeting other than those set forth herein, and we know of no additional matters that will be presented by others. However, if any other business should come before the Annual Meeting and you have voted by proxy, the members of the Proxy Committee have discretionary authority to vote your shares with respect to such matters in accordance with their best judgment.

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By order of the Board of Directors,

Bradley P. Cost
Senior Vice President, General Counsel and Secretary

The Children’s Place Retail Stores, Inc.

500 Plaza Drive

Secaucus, New Jersey 07094

April 5, 2013

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Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on May 30, 2013: The proxy statement and form of proxy distributed by the Board of Directors and the Company’s Form 10-K Annual Report for the fiscal year ended February 2, 2013 are available at http://www.childrensplace.com under the section “Investor Relations.” THE CHILDREN’S PLACE RETAIL STORES, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CHILDREN’S PLACE RETAIL STORES, INC. The undersigned hereby appoints Michael Scarpa and Bradley P. Cost (the “Proxy Committee”), and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of The Children’s Place Retail Stores, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of The Children’s Place Retail Stores, Inc. to be held at the Tarrytown House Estate and Conference Center, 49 East Sunnyside Lane, Tarrytown, New York on Thursday, May 30, 2013, at 8:30 a.m. Tarrytown, New York time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting. (Continued and to be signed on the reverse side)

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ANNUAL MEETING OF STOCKHOLDERS OF THE CHILDREN’S PLACE RETAIL STORES, INC. May 30, 2013 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EDT on Wednesday, May 29, 2013. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x --------------- ---------------- 00000333030300000000 3 053013 COMPANY NUMBER ACCOUNT NUMBER The Board of Directors recommends a vote “FOR” each of the nominees for director. 1. To elect the persons listed below to serve as Class I directors of The Children’s Place Retail Stores, Inc. for a three-year term and in each case until his or her successor is duly elected and qualified. Jane Elfers Class I Director Susan Patricia Griffith Class I Director Louis Lipschitz Class I Director The Board of Directors recommends a vote “FOR” proposals 2 and 3. 2. To ratify the appointment of BDO USA, LLP as the independent registered public accounting firm of The Children’s Place Retail Stores, Inc. for the fiscal year ending February 1, 2014. 3. To approve, by non-binding vote, executive compensation as described in the proxy statement. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations as specified above. In its discretion, the Proxy Committee is authorized to vote upon such other business as may properly come before the meeting. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. FOR AGAINST ABSTAIN

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ANNUAL MEETING OF STOCKHOLDERS OF THE CHILDREN’S PLACE RETAIL STORES, INC. May 30, 2013 OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement, Proxy Card are available at - {Insert web address where material will be hosted} Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. The Board of Directors has nominated the persons listed below to serve as Class I directors of The Children’s Place Retail Stores, Inc. for a three-year term and in each case until his successor is duly elected and qualified. O Robert Fisch Class I Director O Louis Lipschitz Class I Director O Stanley Silverstein Class I Director O Joseph Alutto Class II Director O Charles Crovitz Class II Director O Ezra Dabah Class II Director The Board of Directors recommends a vote “FOR” each of the nominees for director. 1. To elect the persons listed below to serve as Class I directors of The Children’s Place Retail Stores, Inc. for a three-year term and in each case until his or her successor is duly elected and qualified. Jane Elfers Class I Director Susan Patricia Griffith Class I Director Louis Lipschitz Class I Director The Board of Directors recommends a vote “FOR” proposals 2 and 3. 2. To ratify the appointment of BDO USA, LLP as the independent registered public accounting firm of The Children’s Place Retail Stores, Inc. for the fiscal year ending February 1, 2014. 3. To approve, by non-binding vote, executive compensation as described in the proxy statement. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations as specified above. In its discretion, the Proxy Committee is authorized to vote upon such other business as may properly come before the meeting. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x --------------- Please detach along perforated line and mail in the envelope provided. ---------------- 00000333030300000000 3 053013 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

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